Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

between

NESTEC LTD.

and

SERES THERAPEUTICS, INC.

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

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		Page

ARTICLE 14	DISPUTE RESOLUTION	61
14.1	Elevation of Issues for Resolution	61
14.2	Casting Votes	62
14.3	Arbitration	62
ARTICLE 15	MISCELLANEOUS	63
15.1	Severability	63
15.2	Notices	63
15.3	Assignment	64
15.4	Performance by Affiliates	65
15.5	Further Assurances	65
15.6	Waivers and Modifications	65
15.7	Choice of Law	65
15.8	Injunctive Relief	66
15.9	Publicity	66
15.10	Relationship of the Parties	66
15.11	Entire Agreement	66
15.12	Counterparts	67
15.13	Exports	67
15.14	Amendments	67
15.15	Interpretation	67

Exhibits

Exhibit A:	Description of SER-109
Exhibit B:	Description of SER-262
Exhibit C:	Description of SER-287
Exhibit D:	Description of SER-301
Exhibit E:	Elements of Global Development Plan
Exhibit F:	Licensed Patents
Exhibit G:	Core Countries

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COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made as of January 9, 2016 (the “Effective Date”), by and between NESTEC LTD., a limited company organized and existing under the laws of Switzerland, having an office located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“NHSc”), and Seres Therapeutics, Inc., a corporation incorporated and existing under the laws of the State of Delaware, having an office located at 215 First Street, Cambridge, MA 02142, USA (“Seres”).  NHSc and Seres are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seres is developing, and owns or controls certain patent rights, technology, know-how and other intellectual property relating to a new class of medicinal products to treat diseases resulting from functional deficiencies in the microbiome;

WHEREAS, the Parties wish to collaborate with one another in respect of the further development of such products for use in treating and managing inflammatory bowel disease and treating and preventing the recurrence of C. difficile infections; and

WHEREAS, NHSc wishes to obtain, and Seres is willing to grant to NHSc, certain licenses under intellectual property controlled by Seres in connection with such products for such uses, including an exclusive license thereunder to enable NHSc and its Affiliates and sublicensees to exploit such products for such uses outside of the United States and Canada, subject to and in accordance with the terms of this Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1Definitions.  The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the respective meanings either set forth below or another part of this Agreement.

“Additional Collaboration Products” has the meaning set forth in Section 4.3.

“Additional Development” has the meaning set forth in Section 4.5(a).

“Affected Products” means, in the event that NHSc has the right to terminate this Agreement pursuant to Section 13.2.3 due to material breach by Seres, but NHSc does not terminate this Agreement and instead invokes its rights under Section 13.5, those Collaboration Products to which the applicable material breach relates.

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“Affiliate” of a Party means an entity that (directly or indirectly) is controlled by, controls, or is under common control with such Party where control means the direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors, or such other relationship as results in the power to control the management, business, assets and affairs of an entity.

“Bankruptcy Code” means, as applicable, the U.S. Bankruptcy Code, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder or the bankruptcy laws of any Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder or any applicable bankruptcy laws of any other country or competent Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder.

“BLA” means (i) in the United States, a Biologics License Application, as defined in the United States Public Health Service Act (42 U.S.C. § 262), and applicable regulations promulgated thereunder by the FDA, or any equivalent application that replaces such application, (ii) in the EU, a marketing authorization application, as defined in applicable regulations of the EMA, and (iii) in any other country, the relevant equivalent to the foregoing.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or Geneva, Switzerland, are authorized or obligated by applicable Law to close.

“Calendar Quarter” means, with respect to any given Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Calendar Year” means each successive period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

“C Difficile Field” means (i) the treatment of a C. difficile infection and the prevention of [***] C. difficile infections and associated complications, as well as (ii) any other indications for which a given C Difficile Product may be Developed pursuant to this Agreement by mutual agreement of the Parties; provided that such other indication(s) shall only be included in the C Difficile Field for the specific C Difficile Product that the Parties agree to Develop for such other indication.

“C Difficile Product” means the First C Difficile Product and the Second C Difficile Product, and any Additional Collaboration Products Developed primarily for the treatment of a C. difficile infection and the prevention of [***] C. difficile infections and associated complications.

“C Difficile Royalty Period” means the period beginning with the First Commercial Sale of a C Difficile Product in the C Difficile Field in the Territory and ending, on the later to occur of (i) the [***] anniversary of the date of such First Commercial Sale of such Collaboration Product, and (ii) January 1st of the Calendar Year during the Term following any Calendar Year in which Net Sales of C Difficile Products in the C Difficile Field in the Territory are below [***].  For the sake of clarity, if Net Sales of C Difficile Products for the final Calendar Year

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ending prior to such [***] anniversary are less than [***], then the C Difficile Royalty Period shall end on such [***] anniversary.

“Challenge Proceeding” has the meaning set forth in Section 10.4.3.

“Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

“Clinical Trial” means a clinical trial in human subjects that has been approved by a Regulatory Authority and an institutional review board or ethics committee, and is designed to measure the safety and/or efficacy of a Collaboration Product.  Clinical Trials shall include Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials.

“CMC” means the chemistry, manufacturing and controls sections (together with all supporting documentation and records) of any BLA or the comparable portions of other applications for Regulatory Approval.

“COGS” means with respect to any Collaboration Product supplied under the Development Supply Agreement or the Commercial Supply Agreement:  the fully absorbed manufacturing costs attributable to the manufacture of Collaboration Products calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, and otherwise calculated in a manner consistent with Seres’ past practice and internal accounting practices and policies.  For clarity, subject to the preceding sentence, COGS includes, [***], in each case, to the extent directly allocable to the applicable Collaboration Product.

“Collaboration Products” means (i) the First C Difficile Product, (ii) the Second C Difficile Product, (iii) the First IBD Product, (iv) the Second IBD Product and (v) each Additional Collaboration Product that becomes a Collaboration Product pursuant to Section 4.3.

“Combination Product” means a therapeutic preparation containing a Collaboration Product and one or more active ingredients or active compounds that are not Collaboration Products (an “Other Product”) sold for a single invoiced price.

“Commercial Supply Agreement” has the meaning set forth in Section 5.3.

“Commercialization” means any and all activities relating specifically to the preparation for sale of, offering for sale of, or sale of a product, including activities related to launching, marketing, promoting, distributing, detailing, importing, pricing, reimbursement, and advertising such product, and interacting with Regulatory Authorities regarding any of the foregoing, but excluding any activities relating to Manufacture.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

“Confidential Information” means any and all technical, business or other Information, or data of a Party or its Affiliates provided orally, visually, in writing, graphically, electronically, or in another form by or on behalf of such Party or its Affiliates to the other Party or its Affiliates in connection with this Agreement, including the terms of this Agreement, any Collaboration Product, any Exploitation of any Collaboration Product, any know-how with respect thereto

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developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party.  Joint Know-How shall be deemed to be the Confidential Information of both Parties.

“Controlled” or “Control”, when used in reference to any intellectual property, intellectual property right, material, know-how or information, means the legal authority or right of a Party hereto (or its Affiliates) to: (i) grant, or procure the grant of, a license or sublicense, to the extent provided for herein, of the intellectual property, intellectual property right, material, know-how or information to the other Party; or (ii) in relation to material, know-how and information only, disclose or provide access to, to the extent provided for herein, such material, know-how or information to the other Party, and in each case without (1) breaching the terms of any agreement with a Third Party, or (2) misappropriating the material, know-how or information of a Third Party.

“Core Countries” means those countries in which Seres shall be obligated to file, prosecute and maintain Licensed Patents, as set forth in Exhibit G, or as otherwise agreed by the Parties in writing from time to time.

“CPI” means the Consumer Price Index – Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) in the United States.

“Crohn’s” means Crohn’s disease.

“Decision Country” has the meaning set forth in Section 4.1.2.

“Development” means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise to the research, identification, testing and validation of a therapeutic agent, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process and CMC development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical trials (including, without limitation, pre- and post-approval studies), whether for purposes of label expansion or otherwise.  Development shall include post-approval Development activities.  When used as a verb, “Develop” means to engage in Development.

“Development Budget” means, with respect to each approved Development Plan, an itemized budget of the estimated Shared Development Costs expected to be incurred during each Calendar Quarter in connection with the performance of the applicable specific Development activities set forth in such Development Plan.

“Development Costs” means any and all costs and expenses incurred by or on behalf of the Parties in connection with the Development of Collaboration Products in the Field, including without limitation costs of each Party’s employees supporting such efforts (calculated using the FTE Costs), as well as all out-of-pocket costs of procuring services, products or materials used in the Development of Collaboration Products in the Field, and any amounts paid to clinical research organizations engaged to conduct Development activities and amounts paid to Third Party contractors to supply Collaboration Product for Development, in each case, to the extent

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such costs or expenses do not comprise COGS for purposes of the price paid for any Collaboration Products supplied under the Development Supply Agreement and are not otherwise reimbursed under the Development Supply Agreement.  Development Costs shall include without limitation all costs of CMC process development, development and validation of methods and facilities for Manufacturing Collaboration Products, development of quality assurance and quality control procedures and protocols, formulation development and other nonclinical and preclinical studies for Collaboration Products.

“Development Plan” means collectively or individually, as the context requires, the Global Development Plan and any Regional Development Plan(s) and any other development plan that the Parties may mutually agree to in relation to an Additional Collaboration Product, as contemplated in Section 4.3.

“Development Supply Agreement” has the meaning set forth in Section 5.2.

“Diligent Efforts” means efforts that are consistent with the type and scope of efforts that a similarly-situated company within the biopharmaceutical industry would devote to a product of similar risk profile and profit potential, [***]. Without limiting the foregoing, in relation to Development activities, including for purposes of obtaining Regulatory Approval of a product, Diligent Efforts require that such Party: (i) assign responsibility for the relevant activities to specific employees who are responsible for progress and monitor such progress on a regular basis; (ii) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such activities; and (iii) consistently make and implement decisions and allocate resources consistent with the efforts described above.  Without limiting the foregoing, in relation to Commercialization activities, Diligent Efforts shall be determined on a country-by-country basis.

“Dispute” has the meaning set forth in Section 14.1.

“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“Enforcing Party” has the meaning set forth in Section 10.3.1.

“European Union” or “EU” means, at any given time during the Term, the then current member states of the European Union.

“Exploit” shall mean to make, have made, import, use, sell or offer for sale, including to Develop, Commercialize, Manufacture and have Manufactured.

“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

“FDA” means the U.S.  Food and Drug Administration, or any successor agency thereto.

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“Field” means, as applicable (i) in relation to the IBD Products, the IBD Field, (ii) in relation to the C Difficile Products, the C Difficile Field, and (iii) in relation to any Additional Collaboration Product, such field as is mutually agreed by the Parties in writing as provided in Section 4.3 and, solely with respect to any Additional Collaboration Product, any other indication for which such Additional Collaboration Product may be Developed pursuant to this Agreement, subject to and in accordance with Section 4.5 or by mutual agreement of the Parties.

“First C Difficile Product” means the Collaboration Product currently being Developed by Series and identified as SER-109, as further described on Exhibit A.

“First Commercial Sale” means, with respect to any Collaboration Product in a particular country and a particular Field, the first commercial sale, transfer or other disposition by the applicable Party or an Affiliate or sublicensee in such country of such Collaboration Product in such Field following the receipt of the requisite Product Approval for such Collaboration Product in such country in exchange for cash or some other consideration.

“First IBD Product” means (i) the Collaboration Product candidate currently being Developed by Series and identified as SER-287, as further described on Exhibit C, or (ii) such other Collaboration Product candidate that the Parties agree in writing shall be substituted for such Collaboration Product described in clause (i), other than the Second IBD Product.

“FTE Costs” of an activity within a period of time means the number of hours actually spent directly and specifically by a Party’s or its Affiliate’s employees on such activity during such period, multiplied by the FTE Rate, provided, however, that no amount shall be included in FTE Costs with respect to (i) any person’s hours to the extent the person works a number of hours that, when annualized, is more than [***] (or such other number as may be agreed by the Parties), (ii) [***] or (iii) [***].

“FTE Rate” means, with respect to a Party’s or its Affiliate’s employees performing Development activities under this Agreement, a rate equal to [***] per [***], subject to [***].

“Generic Product” means any version of a Collaboration Product that is approved through an abbreviated application referencing the applications for approval of such Collaboration Product and Commercialized by a Third Party in the Field that is not a licensee or sublicensee of NHSc, or its Affiliates or sublicensees.

“Global Development Plan” means a comprehensive, multi-year plan specifying the details of all clinical and non-clinical Development activities (and corresponding Development Budget) planned to be undertaken for the Collaboration Products to be Developed hereunder in connection with obtaining Regulatory Approvals for such Collaboration Products in the United States and the European Union, as amended or otherwise modified in accordance with this Agreement.  The initial version of the Global Development Plan will contain the elements attached as Exhibit E hereto, and will be completed and updated as provided in Section 4.2.1.

“Global Registration Dossier” means, in respect of a particular Collaboration Product, a core set of regulatory documents to be included in the BLA for Collaboration Product in the Field in the Territory and the Retained Territory, as defined by the JSC.

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“Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice:  Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory or the Retained Territory, as such standards, practices and procedures may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

“Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority applicable to the Territory or the Retained Territory, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

“Good Manufacturing Practices” or “GMP” means the standards relating to current Good Manufacturing Practices for fine chemicals, API, intermediates, bulk products or finished pharmaceutical products set forth in (i) 21 U.S.C. 351(a)(2)(B), in FDA regulations at 21 C.F.R. Parts 210 and 211 and in The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, or (ii) the ICH Guidelines relating to the manufacture of active ingredients and finished pharmaceuticals, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

“Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

“IBD Field” means (i) the treatment or management of Inflammatory Bowel Disease, defined specifically as UC and Crohn’s, as well as (ii) any other indications for which any IBD Product may be Developed pursuant to this Agreement by mutual agreement of the Parties; provided that such other indication(s) shall only be included in the IBD Field for the specific IBD Product that the Parties agree to Develop for such other indication, but in each of (i) and (ii), excluding any application that is solely diagnostic or monitoring in nature.

“IBD Product” means the First IBD Product and the Second IBD Product and any Additional Collaboration Products Developed for the treatment or management of Inflammatory Bowel Disease as provided in Section 4.3, including UC and Crohn’s, but excluding any application that is solely diagnostic or monitoring in nature.

“IBD Royalty Period” means the period beginning with the First Commercial Sale of an IBD Product in the IBD Field in the Territory and ending, on the later to occur of (i) [***] anniversary of the date of such First Commercial Sale of such Collaboration Product, and (ii) January 1st of the Calendar Year during the Term following any Calendar Year in which Net Sales of the IBD Products in the IBD Field in the Territory are below [***].  For the sake of clarity, if Net Sales of IBD Products for the final Calendar Year ending prior to such [***] anniversary are less than [***], then the IBD Royalty Period shall end on such [***] anniversary.

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“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“ICH Guidelines” means the guidelines of the ICH.

“IFRS” means the current International Financial Reporting Standards, as published by the International Accounting Standards Board.

“IND” means an Investigational New Drug Application (as such term is defined in the FD&C Act and the regulations promulgated thereunder), Clinical Trial Authorisation (as such term is defined in the Directive 2001/20/EC, as amended) clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations that is filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

“Indemnified Party” has the meaning set forth in Section 12.3.1.

“Indemnifying Party” has the meaning set forth in Section 12.3.1.

“Induction” means, with respect to IBD Products, that such IBD Product is being Developed to induce remission of Crohn’s or UC.

“Information” means all technical, scientific and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, formulations, practices, formulae, instructions, skills, techniques, procedures, experiences, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, materials (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical), pre-clinical, clinical, safety, manufacturing and quality control data and information (including study designs and protocols) and assays and biological methodology, in each case, whether or not confidential, proprietary or patentable and in written, electronic or any other form now known or hereafter developed.

“Invention” means any new invention or discovery that is first conceived or made during the Term and as a result of or in connection with the Development, Manufacture or Commercialization of Collaboration Products in the Field pursuant to this Agreement.

“Joint Intellectual Property Rights” has the meaning set forth in Section 10.1.2.

“Joint Invention” means any Invention that is jointly invented (as determined in accordance with United States patent Laws governing inventorship) by (i) one or more employees, consultants or contractors of Seres or its Affiliates, and (ii) one or more employees, consultants or contractors of NHSc or its Affiliates.

“Joint Know-How” has the meaning set forth in Section 10.1.2.

“Joint Patents” means any and all Patents based upon or otherwise arising from patent applications filed during or after the Term to claim one or more Joint Inventions.

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“Joint Steering Committee” or “JSC” means the Joint Steering Committee to be established by Seres and NHSc in accordance with Section 3.1.

“Knowledge” means, with respect to a Party, the actual knowledge of the directors, senior managers and key employees of such Party.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Licensed Know-How” means all Information Controlled by Seres or its Affiliates as of the Effective Date of this Agreement or from time to time during the Term that is necessary or reasonably useful for the Exploitation of Licensed Products in the Field.

“Licensed Patents” means all Patents that (i) are Controlled by Seres or its Affiliates as of the Effective Date of this Agreement or from time to time during the Term, and (ii) either (a) claim or cover any Licensed Product or the Exploitation thereof in the Field, or (b) claim or cover inventions, the practice of which are otherwise necessary or reasonably useful for the Exploitation of Licensed Products in the Field.  Licensed Patents shall include the Patents listed in Exhibit F hereto.

“Licensed Products” means any and all therapeutic products or therapeutic product candidates, that are clinically Developed, approved or Commercialized for either (i) the treatment of a C. difficile infection or the prevention of a [***] C. difficile infection and associated complications, or (ii) the treatment or management of Inflammatory Bowel Disease, defined specifically as Crohn’s and UC, in each of (i) and (ii) the Exploitation of which utilizes or utilized, or is or was covered by, the Microbiome Technology. For the sake of clarity, the Licensed Products include the Collaboration Products.

“Losses” means any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

“Maintenance” means, with respect to IBD Products, treatments designed to maintain remission of Crohn’s or UC.

“Major Milestone Countries” means, collectively, [***] and “Major Milestone Country” means any of the foregoing.

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“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

“Microbiome Product” means any product for which the active ingredient is based on or derived from [***], in any formulation or composition, for [***] as well as methods for, and compositions for use in, manufacturing any of the foregoing compositions, in each case, that is intended to be used as a drug product and is the subject of a Regulatory Approval for use in the Field.  For clarity, Microbiome Products exclude [***], in each case that are not and are not intended to be the subject of a Regulatory Approval for use in the Field.

“Microbiome Technology” means all Information, whether or not patented or patentable, Controlled by Seres and its Affiliates as of the date hereof and from time to time during the Term, comprising or relating to the use of [***], in any formulation or composition, for (a) [***], (b) [***], and/or (c) [***], as well as methods for, and compositions for use in, manufacturing any of the foregoing compositions, but excluding [***].

“Milestone Event” means an event or occurrence described under the heading “Milestone Event” in Section 8.2.1, Section 8.3.1, Section 8.3.2 or Section 8.4.

“Milestone License Payment” means an amount identified under the heading “Milestone License Payment” in Section 8.2.1, Section 8.3.1, Section 8.3.2 or Section 8.4 to be paid upon the occurrence of the Milestone Event corresponding thereto.

“Net Sales” means the gross amounts invoiced [***] by NHSc, its Affiliates or NHSc’s sublicensees for sales of Collaboration Products to Third Party purchasers of such Collaboration Products, less the following deductions with respect to such sales to the extent that such amounts are either included in the billing as a line item as part of the gross amount invoiced, or otherwise documented to be specifically attributable to actual sales of such Collaboration Products:

(a)trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds (including inventory management fees, discounts or credits);

(b)allowances or credits actually granted upon claims, returns or rejections of Collaboration Products, including recalls, regardless of the Party requesting such recall;

(c)[***]; provided that the amount of any [***] deducted pursuant to this exception and actually collected in a subsequent Calendar Quarter shall be included in Net Sales for such subsequent Calendar Quarter;

(d)charges included in the gross sales price for freight, insurance, transportation, postage, handling and any other charges directly relating to the sale, transportation, delivery or return of such Collaboration Product;

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(e)customs duties, sales, excise and use taxes and any other governmental charges (including value added tax) actually paid in connection with the transportation, distribution, use or sale of such Collaboration Product (but excluding what are commonly known as income taxes); and

(f)rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations.

All of the foregoing deductions from the gross invoiced sales prices of Collaboration Products will be determined in accordance with IFRS or GAAP, or such other accounting standard utilized by NHSc or its Affiliate or sublicensee, as consistently applied by NHSc or its Affiliate or sublicensee, as applicable, with respect to external reporting.  In the event that NHSc, its Affiliates or any of its sublicensees makes any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments will be reported and reconciled in the next report and payment of any royalties due.

For clarification, sale of Collaboration Products by NHSc, its Affiliates or any of its sublicensees to another of such Persons for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales” unless such Person is the end customer of the Collaboration Product sold.  Further, use, supply or donation of Collaboration Products by NHSc, its Affiliates or any of its sublicensees for no profit [***] shall not, in each case, be deemed sales of such Collaboration Products for purposes of this definition of “Net Sales.”

“NHSc Election Notice” has the meaning set forth in Section 13.5.

“NHSc Expenses” has the meaning set forth in Section 10.6.

“Non-Enforcing Party” has the meaning set forth in Section 10.3.1.

“Notice of Dispute” has the meaning set forth in Section 14.1.

“Other Product” has the meaning set forth in the definition of “Combination Product”.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and requests for continued examinations, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, innovation patents, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)) and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

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“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, foundation, joint venture or other similar entity, organization or combination thereof, including a government or political subdivision, department, or agency.

“Phase I Clinical Trial” means a Clinical Trial that provides for the first introduction into humans of a product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(a), as amended (or its successor regulation).

“Phase II Clinical Trial” means a Clinical Trial, the principal purpose of which is to make a preliminary determination as to whether a product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Trials.

“Phase III Clinical Trial” means a pivotal Clinical Trial with a defined dose or a set of defined doses of a therapeutic product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of a BLA or a foreign equivalent thereof.

“Pricing Approval” means the governmental approval, agreement, determination or decision establishing prices for a Collaboration Product that can be charged in regulatory jurisdictions where the applicable Regulatory Authorities or other governmental authorities approve or determine the price of pharmaceutical products.

“[***]” means, with respect to C Difficile Products, that such C Difficile Product is being Developed in connection with an episode of C. difficile infection in a patient who has [***], with the goal of preventing a [***] C. difficile infection.

“Prior CDA” has the meaning set forth in Section 15.11.

“Product Approval” means, with respect to a particular Collaboration Product in a given country in the Territory, the grant or issuance of all Regulatory Approvals and Pricing Approvals necessary to import, distribute, market, promote, offer for sale and sell such Collaboration Product in such country in accordance with applicable Laws and in a commercially reasonable fashion.

“Product Literature” means, with respect to a given country, any promotional, medical, informative and other information intended for distribution or use by sales representatives in connection with the detailing and promotion of Collaboration Products in such country (whether in the form of written, printed, graphic, electronic, audio or video materials), and shall include, without limitation, all related sales representative training materials.

“Promotional Materials” means any and all promotional, advertising, communication and educational materials relating to Collaboration Products which are developed by or on behalf

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of the Parties for use in connection with the marketing, promotion and sale of any Collaboration Product, and shall include, without limitation, Product Literature, journal advertisements, sales aids, formulary binders, publication reprints, direct mail, direct‑to‑consumer advertising, Internet postings, broadcast advertisements and sales reminder aids.

“Prosecuting Party” has the meaning set forth in Section 10.2.2(b).

“[***]” means, with respect to [***], that such [***] is being Developed to treat [***] in a patient who has [***] within [***].

“Regional Development Plan” a comprehensive, multi-year plan specifying the details of any clinical and non-clinical Development activities planned to be undertaken for the Collaboration Products in connection with obtaining and maintaining Regulatory Approvals for such Collaboration Products in countries in the Territory outside the EU, as amended or otherwise modified from time to time in accordance with this Agreement.

“Regulatory Approval” means, with respect to any Collaboration Product in any country or regulatory jurisdiction, any and all approvals from the applicable Regulatory Authority sufficient for the import, distribution, marketing, use, offering for sale, and sale of the Collaboration Product for use in the Field in such country or jurisdiction in accordance with applicable Laws, but excluding any applicable Pricing Approvals.

“Regulatory Authority” means any national or supranational Governmental Authority (including, without limitation, the FDA and EMA) which has regulatory responsibility and authority in one or more countries for review and approval of Development and Commercialization of therapeutic products.

“Regulatory Documentation” means all (i) Regulatory Filings and other registrations, licenses, authorizations, and approvals of or with Regulatory Authorities (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing, in each case ((i), (ii), and (iii)) relating to the Development, Manufacture, or Commercialization of a Collaboration Product in a particular country or jurisdiction.

“Regulatory Filing” means any and all regulatory applications and/or related documentation submitted on or before the date hereof, or any time during the Term, to a Regulatory Authority with respect to a Collaboration Product in connection with the initiation or conduct of Clinical Trials, and/or to seek Regulatory Approval for such Collaboration Product in the Field, including, without limitation, any INDs, drug master files, manufacturing master files, BLAs, or any supplements thereto.

“Retained Territory” means the United States and Canada, and their territories and possessions.

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“Royalty Period” means, collectively or individually, as the context requires, the IBD Royalty Period, the C Difficile Royalty Period and any other royalty period agreed upon by the Parties in writing with respect to an Additional Collaboration Product.

“Rules” has the meaning set forth in Section 14.3.

“Second C Difficile Product” means (i) the Collaboration Product currently being Developed by Series and identified as SER-262, as further described on Exhibit B, or (ii) such other Collaboration Product that the Parties agree in writing shall be substituted for such Collaboration Product described in clause (i) as set forth in Section 4.3, other than the First C Difficile Product.

“Second IBD Product” means (i) the Collaboration Product currently being Developed by Series and identified as SER-301, as further described on Exhibit D, or (ii) such other Collaboration Product that the Parties agree in writing shall be substituted for such Collaboration Product described in clause (i) as set forth in Section 4.3, other than the First IBD Product.

“Senior Officers” has the meaning set forth in Section 14.1.

“Shared Development Costs” means any and all Development Costs that are to be shared by the Parties in accordance with Section 4.8.

“Term” has the meaning set forth in Section 13.1.

“Territory” means the entire world, excluding the Retained Territory.

“Third Party” means any entity other than NHSc, Seres and their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 12.3.1.

“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

“Trademark License Agreement” has the meaning set forth in Section 2.6.

“Transition Working Group” and “TWG” have the meaning set forth in Section 13.5.4.

“[***]” has the meaning set forth in Section 4.1.2.

“UC” means ulcerative colitis.

“United States” or “U.S.”  means the United States of America, including its territories and possessions.

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ARTICLE 2
GRANT OF LICENSE AND RIGHTS

2.1Licenses Granted.

2.1.1Exclusive License to NHSc.  Subject to the terms and conditions of this Agreement, including without limitation Section 2.1.4 hereof, Seres hereby grants to NHSc, and NHSc accepts, an exclusive (including as to Seres and its Affiliates), perpetual, royalty-bearing license, with the right to grant sublicenses (through multiple tiers of sublicensees), under the Licensed Patents and the Licensed Know-How, to use, register, sell, offer for sale, import, export, Develop and Commercialize (i) Licensed Products in the Field in the Territory and (ii) Collaboration Products in any field or indication in the Territory, except, in each case, that Seres retains the right to Develop and Manufacture, itself or through Third Parties, Licensed Products in the Field in the Territory solely for Commercialization in the Retained Territory and to perform its obligations under this Agreement, the Development Supply Agreement and the Commercial Supply Agreement. For clarity, subject to the final sentence of Section 2.1.4, Seres retains all rights not expressly licensed to NHSc pursuant to this Agreement, including without limitation the right to grant licenses under the Licensed Patents to Third Parties outside the Field for products other than Collaboration Products.

2.1.2Non-Exclusive License to NHSc.  Subject to the terms and conditions of this Agreement, including Section 2.1.4 hereof, Seres hereby grants to NHSc, and NHSc accepts, a non-exclusive, perpetual license, with the right to grant sublicenses (through multiple tiers of sublicensees), under the Licensed Patents and the Licensed Know-How, to export and Develop Collaboration Products in the Field in the Retained Territory, and to make and have made Collaboration Products in the Field anywhere in the world, in each case solely for Commercialization in the Territory.

2.1.3Sublicensing by NHSc.  NHSc shall have the right to grant sublicenses of the rights granted to it by Seres under Sections 2.1.1 and 2.1.2 to [***]; provided, however, that NHSc shall ensure that the terms of any sublicense granted pursuant to this Section 2.1.3 are not inconsistent with the terms and conditions of this Agreement.  NHSc shall at all times remain responsible for, and shall be liable under this Agreement with respect to, any breach of this Agreement resulting directly or indirectly from the performance by its Affiliates and Third Parties under any such sublicenses.

2.1.4Certain Limitations.  Anything to the contrary notwithstanding, but without limiting the exclusive nature of the license contemplated in Section 2.1.1, [***].  Seres shall not, and shall not permit any of its Affiliates or any Third Party licensee or sublicensee of Seres or its Affiliates to, clinically Develop or Commercialize in the Territory any Microbiome Products for use in either subsection (i) of the C Difficile Field or subsection (i) of the IBD Field, outside the scope of this Agreement.

2.1.5License to Seres.  Subject to the terms and conditions of this Agreement, NHSc hereby grants to Seres, and Seres accepts, [***] license, [***] under [***] Controlled by NHSc that claim or cover [***], that absent the license granted in this Section 2.1.5, would be infringed by the sale of any Collaboration Products in the Field in any country in the Retained

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Territory, to make, have made, use, import, sell and offer for sale and otherwise Develop and Commercialize Collaboration Products in the Field in the Retained Territory, and to make, have made, export, Develop and Manufacture Collaboration Products in the Field in the Territory, solely for Commercialization in the Retained Territory and to perform its obligations under this Agreement, the Development Supply Agreement and the Commercial Supply Agreement.

2.1.6Sublicensing by Seres.  Seres shall have the right to grant sublicenses of the rights granted to it by Seres under Sections 2.1.5 to its Affiliates and to Third Parties; provided, however, that Seres shall ensure that the terms of any sublicense granted pursuant to this Section 2.1.6 are not inconsistent with the terms and conditions of this Agreement.  Seres shall at all times remain responsible for, and shall be liable under this Agreement with respect to, any breach of this Agreement resulting directly or indirectly from the performance by its Affiliates and Third Parties under any such sublicenses.

2.2[***].  NHSc [***] that neither NHSc nor its Affiliates, licensees or sublicensees shall [***] or the performance of Seres’ obligations under this Agreement, the Development Supply Agreement and the Commercial Supply Agreement.  Upon any termination of this Agreement, the foregoing [***] shall survive such termination and shall be expanded to include all Exploitation of Collaboration Products in the Field in the Territory.

2.3Right of Reference.  Each Party shall have the right to (i) cross-reference the other Party’s and such other Party’s Affiliates’ and licensees’ Regulatory Approvals and Regulatory Documentation related to Collaboration Products, (ii)  access such Regulatory Approvals and Regulatory Documentation and any Information therein, and (iii) use such Information, in each case in connection with the performance of its obligations and exercise of its rights under this Agreement.  Each Party hereby grants to the other Party a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent right of access/reference in any other jurisdiction, to any data, including any Party’s and such Party’s Affiliates’ Regulatory Approvals and Regulatory Documentation, that relate to a Collaboration Product for use by the other Party to Develop Collaboration Products for Commercialization in the Territory or the Retained Territory, as applicable, pursuant to this Agreement.  Each Party shall, or shall cause its Affiliates to, provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in any other jurisdiction or otherwise provide appropriate notification of such right to the applicable Regulatory Authority.

2.4No Implied Licenses.  No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise.  All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

2.5Transfer of Know‑How.  [***], Seres shall provide NHSc with copies of and/or reasonable access to all existing material Licensed Know-How with respect to the Collaboration Products and their use in the Field that is reasonably required by or useful to NHSc for the Development and Commercialization of Collaboration Products in the Field and in the Territory under this Agreement, except to the extent that such Licensed Know-How has previously been provided to NHSc and except to the extent such Licensed Know-How is specific to the Manufacture of the Collaboration Products.   Such Licensed Know-How may be provided and/or

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made accessible to NHSc in the form of copies of written documents or other tangible form, and/or as electronic files in a mutually acceptable format and medium, as agreed upon by the JSC.  During the Term, Seres will provide NHSc with copies of or reasonable access to any additional material Licensed Know-How obtained or generated by or on behalf of Seres or its Affiliates with respect to the Collaboration Products and/or their use in the Field that is required by or reasonably useful to NHSc for the Development or Commercialization of Collaboration Products in the Field and in the Territory under this Agreement.

2.6Trademark License Agreement.  [***], the Parties shall enter into a Trademark License Agreement (such agreement, as amended from time to time, the “Trademark License Agreement”), pursuant to which, among other things, Seres shall grant NHSc and its Affiliates an exclusive, perpetual, fully paid-up, royalty-free license to use in the Territory, in connection with the Commercialization of Collaboration Products, such Trademarks, Product Literature and Promotional Materials that have been used, or are contemplated to be used, by Seres or its Affiliates in connection with the Commercialization of Collaboration Products in the Retained Territory from time to time.

ARTICLE 3
Governance of THE Collaboration

3.1Formation and Composition of the Joint Steering Committee.  [***], NHSc and Seres shall establish a “Joint Steering Committee” or “JSC” to serve as the overall governing body for matters within the scope of this Agreement.  The JSC shall be comprised of an equal number of representatives of each Party, which number shall initially be three (3) senior-level representatives of each Party and may be changed upon the mutual agreement of the Parties.  The JSC representatives shall be senior-level employees of the appointing Party having appropriate expertise and decision-making authority, and each Party shall designate one of its JSC representatives to serve as co-chairpersons of the JSC.  Either Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party.  Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC.

3.2Role of JSC.  The JSC shall be responsible for oversight, strategic planning, and overall management and coordination of the activities to be undertaken by the Parties with respect to Development of the Collaboration Products.  This will include responsibility for:

(a)strategic oversight of the Development of Collaboration Products for the Field, including approval of a global regulatory strategy for Collaboration Products in the Field;

(b)approval of all Development Plans (and the related Development Budgets) for Collaboration Products, and any material amendments to such plans, including agreeing at the appropriate time on the respective target product profiles for the various Collaboration Products as part of the Global Development Plan;

(c)monitoring and coordinating the Parties’ performance of Development Plans;

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(d)approval of any proposed increase of a previously agreed Development Budget by an amount greater than [***]; and

(e)monitoring the status of and coordinating Manufacturing of Collaboration Products for Development and Commercialization purposes;

(f)review and approval of protocols for all pre-clinical studies and Clinical Trials and any post-marketing clinical studies, risk evaluation and mitigation strategies (“REMS”) or other post-marketing commitments or requirements imposed by Regulatory Authorities involving Collaboration Products in the Field to be undertaken by or on behalf of the Parties;

(g)periodic review of the results arising from Development of Collaboration Products in the Field;

(h)monitoring and coordinating the performance by each Party of the regulatory activities in respect of the Collaboration Products in the Field for which it is responsible;

(i)establishment of the contents of the Global Registration Dossier to be used by the Parties to prepare BLAs for the Collaboration Products in the Field in the Territory and the Retained Territory, and allocation of responsibility between the Parties for completing each section of such Global Registration Dossier;

(j) review of Regulatory Filings for Collaboration Products in the Field prior to their submission to Regulatory Authorities; and

(k)facilitating the exchange between the Parties of data and information regarding Development and regulatory activities for Collaboration Products.

3.3Meetings of JSC.  The JSC will meet at least [***], or more frequently, as agreed by the JSC.  The location of regularly scheduled meetings shall alternate between the offices of the Parties unless otherwise agreed by the JSC.  Meetings of the JSC may also be held telephonically, by video conference or by any other media agreed to by the JSC.  Members of the JSC shall have the right to participate in and vote at meetings [***].  One Party shall be responsible for appointing an individual to record the minutes of each JSC meeting, which minutes shall clearly document any decisions made by the JSC at such meeting.  This responsibility shall alternate between the Parties every twelve (12) months, with Seres being responsible for the initial twelve (12) months following the date hereof.  JSC meeting minutes shall be circulated to the Parties within [***] following the meeting for review, comment and ratification by the Parties.  Each Party shall be responsible for expenses incurred by its employees and its members of the JSC in attending or otherwise participating in JSC meetings, including travel and related costs.  Any member of the JSC may invite additional representatives of the Party such member represents, and who have relevant expertise, to attend JSC meetings when appropriate for the issues being addressed at the meeting with [***] prior notice to the other Party’s JSC representatives.

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3.4JSC Decision Making.  Decisions of the JSC shall be made by unanimous vote.  Each of Seres and NHSc shall be entitled to [***] on all matters coming before the JSC or any subcommittee or subgroup thereof.  If the JSC is incapable of reaching [***], such matter shall be resolved in accordance with Section 14.1 and/or Section 14.2.

3.5Authority.  The JSC will have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and will not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

3.6JSC Subcommittees.  The JSC may, in its discretion, establish subcommittees or working subgroups from time to time to handle specific matters within the scope of the JSC’s area of authority and responsibility. Such subcommittees or subgroups shall have such authority and responsibility as determined by the JSC from time to time, and decisions and recommendations of any such subcommittee or subgroup shall be made in accordance with Section 3.4 and Section 3.5.

3.7JSC Membership Following Development.  Notwithstanding anything to the contrary herein, following the completion of the Development of all Collaboration Products and the completion of all activities set out in any then current Development Plan, each Party shall have the right, but not the obligation, to terminate its membership in and cause the dissolution of the JSC in accordance with this Section 3.7.  If either Party exercises its right to withdraw from membership in, and cause the dissolution of, the JSC in accordance with the foregoing, it shall provide the other Party with thirty (30) days’ prior written notice, and such withdrawal and dissolution shall be effective upon the expiration of such thirty (30) day period.  Following the dissolution of the JSC in accordance with this Section 3.7, (i) each Party shall have the right to continue to receive the information it would otherwise be entitled to receive under this Agreement and (ii) any matter that this Agreement contemplates will be determined by the JSC will be made by the mutual written agreement of the Parties, unless a Party has the right to decide such matter pursuant to Section 14.2, in which case the Parties shall discuss such matter, but such decision shall ultimately be made by such Party having such right pursuant to Section 14.2.

ARTICLE 4
DEVELOPMENT and Regulatory MATTERS

4.1Commitment to Develop Collaboration Products.

4.1.1Subject to the terms and conditions of this Agreement, Seres will use Diligent Efforts to (i) Develop each Collaboration Product contemplated in the Global Development Plan from time to time in the Field and (ii) obtain approval of a BLA for each such Collaboration Product in the European Union. Subject to and in accordance with the terms, conditions and limitations of this Agreement and the Global Development Plans, and to Seres’ performance of its obligations under this Agreement that relate to Development of the Collaboration Products and obtaining Regulatory Approval for the Collaboration Products in the

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EU, NHSc will use Diligent Efforts to (x) conduct Development activities allocated to NHSc for each Collaboration Product with respect to the EU, as contemplated in the Global Development Plan in the Field, and (y) make such applications and filings as are necessary to obtain Regulatory Approval in the EU for each Collaboration Product in the Field [***].

4.1.2Without limiting NHSc’s obligations under Section 4.1.1, with respect to each of the Second C Difficile Product and the Second IBD Product and any Additional Collaboration Product [***], no later than the date that is [***], NHSc shall notify Seres in writing whether or not it wishes to retain rights to such Collaboration Product in any or all of [***] (each, a “Decision Country”).  If NHSc notifies Seres that it does not wish to retain rights to the applicable Collaboration Product in a particular Decision Country, Section 4.1.3 will apply with respect to such Collaboration Product in such Decision Country.  For each Decision Country for which NHSc notifies Seres that it does wish to retain rights, then NHSc shall either (a) submit a Regional Development Plan covering such Collaboration Product in such Decision Country to the JSC for consideration as soon as practicable but in no event later than the [***] anniversary of [***], and shall thereafter use Diligent Efforts to conduct the Development activities allocated to NHSc under the Regional Development for such Collaboration Product in such Decision Country and use Diligent Efforts to achieve First Commercial Sale of such Collaboration Product [***] or (b) notify the JSC that NHSc wishes to delay using Diligent Efforts, as contemplated in the preceding clause (a), and the reasons therefor; provided, however, that if Seres does not agree that such delay, or a different commitment on NHSc’s part, is warranted in respect of such Collaboration Product in such Decision Country for legitimate business, legal or technical reasons, then clause (a) of this Section 4.1.2 shall apply with respect to such Collaboration Product in such Decision Country.  Without limitation, to the extent that clause (a) applies with respect to a particular Collaboration Product in a particular Decision Country, such obligation to use Diligent Efforts may be performed through NHSc’s sublicensees or distributors, and shall be deemed satisfied if, prior [***], the First Commercial Sale of such Collaboration Product occurs in such Decision Country.  Anything to the contrary notwithstanding, [***].

4.1.3If NHSc notifies Seres that it does not intend to pursue Commercialization of any Collaboration Product in any Decision Country, Seres may elect, [***], to notify NHSc in writing that it wishes to take control of Exploitation of such Collaboration Product in such Decision Country, in which event, the following shall apply:

(a)The Territory, solely with respect to such Collaboration Product, shall cease to include such Decision Country and the Retained Territory shall thereupon include such Decision Country solely with respect to such Collaboration Product;

(b)In the event that NHSc has commenced any Development activities solely in respect of such Collaboration Product and such Decision Country, it shall use Diligent Efforts to transition such Development activities to Seres or its designee as soon as practicable and in a manner determined by the JSC;

(c)In the event that NHSc has theretofore made any Regulatory Filings in respect to of such Collaboration Product in such Decision Country, it shall transfer such Regulatory Filings to Seres or its designee as soon as practicable; and

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(d)Seres shall pay NHSc a royalty of [***] of all Net Sales of such Collaboration Product in such Decision Country and Sections 8.7, 8.8, 8.9, 8.10, 8.11 and 8.12 shall apply to Seres with respect to such royalties owing by Seres, mutatis mutandis, except that all references in the definition of Net Sales to NHSc shall be deemed to refer to Seres and only to Net Sales in such Decision Country.

4.1.4Anything to the contrary notwithstanding, if NHSc, in accordance with Section 4.1.2, does not elect to retain rights to the relevant Collaboration Product in a particular Decision Country and Seres elects to have such rights revert to Seres in accordance with Section 4.1.3, NHSc’s obligations under Section 4.1 shall terminate with respect to such Collaboration Product in such Decision Country.  [***].  Anything to the contrary notwithstanding, in no event will [***].

4.2Development Plans.

4.2.1Global Development Plan.  The initial Global Development Plan will include the elements attached hereto as Exhibit E.  Within [***] after the Effective Date, the Parties, working through the JSC will agree upon a complete Global Development Plan.  The JSC will review and update the Global Development Plan on an annual basis.   [***] may propose amendments or modifications to the Global Development Plan for consideration and approval by the JSC from time to time.

4.2.2Regional Development Plans.  In the event that NHSc elects, in its sole discretion to undertake any Development activities with respect to Collaboration Products in respect of the Territory that are outside the scope of the Global Development Plan, it shall prepare one or more Regional Development Plans and submit the same to the JSC for review and approval.  [***] may propose amendments or modifications to such Regional Development Plan(s) for consideration and approval by the JSC from time to time.

4.2.3Content of Development Plans.  Each JSC approved Development Plan will clearly identify the Collaboration Products covered thereby (including any required or anticipated label elements) and shall typically include, to the extent available, details of: [***].  All Development Plans will also include clearly indicate which Party will be responsible for performing each Development activity set forth therein, and shall also include, respectively, the corresponding Development Budget.

4.3Additional Collaboration Products.  As of the Effective Date of this Agreement, the Collaboration Products to be Developed pursuant to this Agreement and the Global Development Plan include the First IBD Product, the Second IBD Product, the First C Difficile Product and the Second C Difficile Product.  From time to time during the Term, the Parties may mutually agree to pursue the Development in the Field of one or more other products based on Microbiome Technology in lieu of or in addition to the then-existing Collaboration Products.  Any such other Collaboration Product is referred to herein as an “Additional Collaboration Product”.  Any such agreement with respect to an Additional Collaboration Product shall be set forth in writing and signed by both the Parties.  In connection with the Parties’ agreement to pursue Development of an Additional Collaboration Product, the Parties will agree on, among other things [***]. In addition, except upon the mutual written agreement of the Parties, the

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Global Development Plan shall not be modified so as to remove any Collaboration Product from the scope thereof or to provide for the abandonment of Development of any Collaboration Product.

4.4Responsibility for Development Work.  Subject to Section 4.8 and except as may otherwise be specified in the applicable Development Plan or separately agreed in writing by the Parties, (i) Seres shall be responsible for the performance of all Development activities contemplated in the Global Development Plan, and for any other Development activities conducted solely with respect to the Retained Territory, [***] for Collaboration Products in the Field, and (ii) NHSc shall be responsible for the performance of all Development activities contemplated in any Regional Development Plan.  All material Development activities in subsections (i) and (ii) shall be discussed and approved by the JSC, and responsibility for performance of any other Development activities to be undertaken during the Term for the Collaboration Products in the Field shall be allocated between the Parties as set forth, as applicable, in the relevant JSC-approved Development Plan.  Either Party may request that [the other Party provide assistance in certain aspects of Development activities for which it is otherwise responsible under subsections (i) and (ii).  When making such request, the requesting Party shall provide to the other Party information reasonably necessary for such other Party to evaluate such request].  Such other Party shall reasonably consider and discuss with the requesting Party the nature and scope of such activities and shall respond to any such request within ten (10) Business Days follow such request.  Each Party shall perform the Development activities for which it is responsible in compliance with: (A) the terms of this Agreement, (B) the relevant Development Plan, and (C) all applicable Laws, including without limitation [***].

4.5Additional Development.

(a)If (i) NHSc wishes to [***], or (ii) Seres wishes to [***] (any of the foregoing contemplated in clause (i) or (ii), an “Additional Development”), then such Party may so notify the other Party and present the proposed design and projected costs of such Additional Development to the JSC.  If the other Party through its members of the JSC agrees to conduct such co-development and co-fund such Additional Development, the Parties would amend the Global Development Plan to include such Additional Development and the associated costs would be included in Development Costs and shared by the Parties subject to and in accordance with Section 4.8, in which case all resulting data would be available for use by NHSc in connection with exercising its rights under this Agreement with respect to the Collaboration Products in the Field and in the Territory and for use by Seres in the Retained Territory in connection with the Collaboration Product.

(b)If the non-proposing Party does not wish to co-fund such proposed Additional Development, [***], the proposing Party may proceed with such Additional Development outside of the Global Development Plan (but if NHSc is the proposing Party, such Additional Development would be conducted pursuant to a Regional Development Plan approved by the JSC) and would be solely responsible for the conduct and costs of such study.  In such case, [***] would have [***], except with respect to [***] required to be filed with the [***] as set forth below, in any filings with [***] in its territory (for NHSc, in the Territory and for Seres, in the Retained Territory).

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Notwithstanding the foregoing, [***] right to conduct any proposed Clinical Trial as part of any Additional Development that is not required to obtain initial Regulatory Approval of a Product in the Field and in the Territory unilaterally would not apply until [***].

(c)Notwithstanding the foregoing, if the non-proposing Party [***], such non-proposing Party would have the right to refer such matter to [***] for resolution of whether such proposed Additional Development would have the effect that is concerning the non-proposing Party.  If the matter is not resolved by [***], it shall be submitted for discussion and resolution in accordance with Article 14.

(d)[***] right to conduct unilaterally an Additional Development as described above would not include the right to conduct such study in [***].  [***] right to conduct unilaterally an Additional Development would not include the right to conduct such study [***].

(e)Notwithstanding the foregoing, the non-proposing Party would have the right to “Buy In” to co-fund any Additional Development for the Collaboration Product for which the non-proposing Party declined previously to co-fund by (i) reimbursing the proposing Party an amount equal to the Relevant Percentage of the costs the proposing Party incurred to conduct such Additional Development prior to the Buy In, plus a premium of [***] of such amount; and (ii) sharing the Relevant Percentage of all costs incurred by the proposing Party to conduct such Additional Development after such Buy In, to the extent applicable.  The “Relevant Percentage” for NHSc as the non-proposing Party is [***] and the “Relevant Percentage” for Seres as the non-proposing Party is [***].

4.6Development Reports.  Each Party will keep the other Party reasonably informed with respect to the progress and results of the various Development activities for which it is responsible, including without limitation by providing regular updates at each meeting of the JSC.  In addition, the JSC will compile written [***] Development reports within [***] following the end of the [***] presenting a meaningful summary of progress against each Development Plan and activities accomplished by the Parties in relation thereto through the end of such [***] period, which summary will include, to the extent applicable, a summary of significant results, adverse event reports, information and data generated, Manufacturing developments, significant challenges anticipated and updates regarding significant intellectual property and supply chain matters, with respect to each Collaboration Product in the Field.  The Parties will agree on an appropriate format for such [***] reports, which may consist of a compilation of separate subject matter reports (or excerpts therefrom) that are generated in the ordinary course by or on behalf of the Party responsible for the relevant Development activities.

4.7Development Records.  Each Party shall maintain, and require its Affiliates and Third Party subcontractors to maintain, complete and accurate records of (i) all work conducted by it or on its behalf in furtherance of the Development of the Collaboration Products in the Field, and (ii) all results, data, Inventions and other developments generated in connection with conducting such activities.  Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for business, patent and regulatory purposes.  Such records shall be

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Confidential Information of the applicable Party and shall be maintained and treated as such in accordance with the terms of Article 11.

4.8Development Costs.  The Parties agree to share certain Development Costs incurred by or on behalf of the Parties during the Term in respect of Clinical Trials, as provided in this Section 4.8.  [***].  Shared Development Costs shall include only those Development Costs incurred in accordance with [***], including [***] contained therein.  For clarity, Shared Development Costs are specifically limited to [***], not to exceed [***] for any one Collaboration Product.  Each Party shall promptly notify the other Party in writing in the event it determines that the Shared Development Costs for one or more Development activities for which it is responsible are expected to exceed the amounts budgeted in the relevant Development Budget for such activities.

4.8.1Development Costs for IBD Products in the IBD Field.  Subject to Section 4.5, the Parties shall pay and be responsible for Development Costs relating to the Development of Collaboration Products in the IBD Field as follows:

(a)Seres shall pay for all Development Costs for each IBD Product in the IBD Field up to and including the Phase II Clinical Trial for such IBD Product; and

(b)With respect to the Development Costs in respect of Phase III Clinical Trials for IBD Products in the IBD Field, and all Development Costs in respect of any other Clinical Trials of IBD Products for the IBD Field that are set forth in the Global Development Plan, Seres shall pay 67% and NHSc shall pay 33%;

(c)Seres shall pay for all Development Costs associated with conducting activities associated with IBD Products in the IBD Field that are not included in a Development Plan and that are conducted in respect of the Retained Territory; and

(d)NHSc shall pay for all Development Costs associated with conducting activities associated with IBD Products in the IBD Field under any Regional Development Plan, in each case, to the extent not contemplated in clause (a) or clause (b) of this Section 4.8.1.

4.8.2Development Costs for C Difficile Products in the C Difficile Field.  The Parties shall pay and be responsible for Development Costs for C Difficile Products in the C Difficile Field as follows:

(a)Seres shall pay for all Development Costs in respect of the ongoing Phase II Clinical Trial, and, subject to Section 4.5, for any Phase III Clinical Trial set forth in the Global Development Plan, for the First C Difficile Product in the C Difficile Field;

(b)Seres shall pay for all Development Costs in respect of any Phase I Clinical Trial or Phase II Clinical Trial for the Second C Difficile Product or any Additional Collaboration Product in the C Difficile Field;

(c)With respect to the Development Costs in respect of any Phase III Clinical Trials (other than those contemplated by clause (a) or (b) of this Section 4.8.2) for C

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Difficile Products in the C Difficile Field set forth in the Global Development Plan, Seres shall pay 67% and NHSc shall pay 33% thereof;

(d)Seres shall pay for all Development Costs associated with conducting activities associated with C Difficile Products in the C Difficile Field that are not included in a Development Plan and that are conducted in the Retained Territory; and

(e)NHSc shall pay for all Development Costs of conducting activities associated with C Difficile Products in the C Difficile Field under any Regional Development Plan, in each case, to the extent not contemplated in clauses (a), (b) or (c) of this Section 4.8.2.

4.8.3Reporting and Reconciliation of Shared Development Costs.  During the Term, each of Seres and NHSc shall generate and maintain accurate and complete books and records of all Shared Development Costs actually incurred by it or its Affiliates in a manner consistent with its internal policies and in sufficient detail to enable the tracking of such Shared Development Costs on a Collaboration Product-by-Collaboration Product and country-by-country basis.  Within [***] after the end of each Calendar Quarter during the Term, each Party shall submit to the other Party a written report of all Shared Development Costs incurred by or on its behalf during such Calendar Quarter in performance of the specific Development activities for which it was responsible under the Development Plans.  As promptly as practicable thereafter, the Parties shall determine, based on such reports, the amount required to be paid by one Party to the other in order to give effect to the allocation of Shared Development Costs set forth in this Section 4.8.  Each such reconciliation payment will be due and payable within [***] of such notice and shall be made by wire transfer of immediately available funds to such account and in accordance with such instructions as the payee shall specify.

4.8.4Audit. Each Party shall have the right to examine and audit the other Party’s relevant books and records to verify the other Party’s Shared Development Costs or costs to be reimbursed to a Party pursuant to Section 4.5 reported hereunder.  Any such audit shall be on at least thirty (30) days’ prior written notice.  A Party’s rights to perform an audit under this Section 4.8.4 shall be limited to not more than one (1) such audit in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than thirty-six (36) months before the date of the request.  The audit shall be performed at the requesting Party’s sole expense by an independent certified public accounting firm of internationally recognized standing that is selected by the auditing Party and reasonably acceptable to the audited Party.   The accounting firm may be required to enter into a reasonable and customary confidentiality agreement with the audited Party to protect the confidentiality of its books and records.  The Party being audited shall make the relevant books and records reasonably available during normal business hours for examination by the accounting firm.  Except as may otherwise be agreed, the accounting firm shall be provided access to such books and records at the audited Party’s and/or its Affiliates’ facilities where such books and records are normally kept.  Upon completion of the audit, the accounting firm shall provide both Parties a written report disclosing whether or not the relevant reports of its Shared Development Costs or costs to be reimbursed to a Party pursuant to Section 4.5 are correct, and the specific details concerning any discrepancies.  The accounting firm shall not provide the requesting Party with any additional information or access to the audited Party’s confidential information.  If any audit pursuant to this Section 4.8.4

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reveals a discrepancy in one or both Parties’ Shared Development Costs or costs to be reimbursed to a Party pursuant to Section 4.5 and, on the basis thereof, an additional net amount is owed to a Party based on the provisions of this Section 4.8, such additional amount shall be paid to such Party [***] of the date that the Parties receive such accountant’s written report.  In the event that the total amount of any underpayments by the audited Party to the other Party for the audited period exceeds [***] of the aggregate total amount that was properly due and payable to such other Party pursuant to this Section 4.8.4 for the audited period, then the audited Party shall also reimburse such Party for the documented, reasonable out of pocket expenses incurred in conducting the audit, except to the extent that such underpayment was due to any inaccurate or incomplete information provided to the audited Party by such Party.  Any audit of NHSc’s Shared Development Costs pursuant to this Section 4.8.4 or costs to be reimbursed to NHSc pursuant to Section 4.5 shall be conducted concurrently with any audit conducted by Seres pursuant to Section 8.12.

4.9Regulatory Matters.

4.9.1Regulatory Filings and Regulatory Approvals.

(a)In accordance with the Global Development Plan, [Seres] shall be responsible for [***].

(b)[***] and [***] shall have [***] for regulatory matters in countries in [***], subject to the terms and conditions of this Agreement, (ii) subject to clause (c) below, [***] or sublicensees shall own all Regulatory Filings and Regulatory Approvals in respect of [***] and [***] shall have [***] for regulatory matters in countries in [***], subject to the terms and conditions of this Agreement.

(c)All Regulatory Filings in the European Union shall [***]; provided, however, that until such time as Regulatory Approval for a particular Collaboration Product is received in the European Union, [***].  [***] shall pay directly or reimburse [***].

(d)It is anticipated that, in most cases, BLAs or other similar Regulatory Filings by the Parties to obtain Regulatory Approval for a given indication will be based upon a Global Registration Dossier to be prepared by the Parties and which is generally intended to comply with applicable United States, Canadian and EU Laws.  The specific Regulatory Filings to be made in each country or jurisdiction [***], as modified and/or supplemented to comply with applicable Laws in such country.  Such Party’s responsibilities will also include:  (i) [***]; (ii) [***]; and (iii) [***].  All such activities shall be undertaken and performed in accordance with the applicable Development Plan and the global regulatory strategy [***].

4.9.2Review and Comment.  [***] shall serve as a forum to oversee and coordinate the Parties’ efforts in preparing and submission of Regulatory Filings for the Collaboration Products, and shall be responsible for review and approval of such Regulatory Filings.  The foregoing shall include the allocation of responsibility for preparing the various sections and related supporting documentation for the Global Registration Dossier to be used for

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such Regulatory Filings, it being understood that, except as may otherwise be agreed in writing by the Parties, Seres shall be responsible for preparing the CMC sections.  Each of Seres and NHSc shall, [***].  Anything to the contrary notwithstanding, [***].

4.9.3Data Sharing.  Subject to Section 4.5, each Party shall [***], relating to or intended to support any Regulatory Filing for the Collaboration Products in the Field.   In addition, the Party [***] shall provide the other Party with copies of [***] with respect to the Collaboration Products.  All [***] exchanged by the Parties pursuant to this Section 4.9.3 shall be treated by the Parties as Confidential Information in accordance with Article 11.

4.9.4Communications and Participation in Meetings with Regulatory Authorities.  Each Party shall provide the other Party with notice of all [***] concerning Regulatory Filings and/or Regulatory Approval relating to Collaboration Products within [***] after such Party [***].  At all such [***], the non-filing Party shall have the right to [***] applicable Regulatory Authority.  Subject to the foregoing, the filing Party shall [***] the relevant Regulatory Authority.  However, if attendance [***] with a Regulatory Authority is [***], attendance shall be based on [***] Collaboration Product; provided that each Party shall in any event be entitled to [***] at any such [***].

4.9.5Regulatory Expenses.  Except as otherwise provided in Section 4.8, [***] for all costs and expenses relating to obtaining and maintaining Collaboration Product Approvals [***].

4.10Subcontracting.  Either Party may perform any specific activities for which it is responsible in connection with the Development of the Collaboration Products through subcontracting to [***].  The subcontracting Party shall: (i) [***]; (ii) [***]; and (iii) at all times be responsible for and liable under this Agreement with respect to the performance or non-performance of such subcontractor.

ARTICLE 5
MANUFACTURE AND SUPPLY

5.1Responsibility for Manufacturing for Development.  Except as may otherwise be agreed in writing by the Parties, Seres and/or its designated Affiliates shall be responsible for Manufacturing or having Manufactured Collaboration Products for Development in the Field.  [***].  Seres shall perform or cause to be performed all of its and its Affiliates’ and subcontractors’ obligations under the Development Supply Agreement and the Commercial Supply Agreement in accordance with their respective terms.  Seres shall perform its responsibilities under this Section 5.1 [***] in accordance with the terms of Sections 5.2 and 5.3.

5.2Supply of Collaboration Product for Development.  Except as may otherwise be agreed by the Parties in writing, Seres shall be responsible for supplying and/or procuring the supply of all of the Parties’ respective requirements for Collaboration Products for use in Development of the Collaboration Products the Field in accordance with a development supply agreement to be entered into by the Parties [***] after the Effective Date (such agreement, as amended from time to time, the “Development Supply Agreement”).  [***] and shall [***] in respect of all such Collaboration Product supplied to NHSc for such purposes, [***].

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5.3Commercial Supply.  Not later than [***], the Parties shall negotiate in good faith the terms of a supply agreement for the commercial supply by Seres of Collaboration Products to NHSc (such agreement, as amended from time to time, the “Commercial Supply Agreement”).  The Parties shall enter into the Commercial Supply Agreement [***]. Such Commercial Supply Agreement will contemplate [***].

5.4Manufacturing Compliance.  Each of the Development Supply Agreement and the Commercial Supply Agreement shall require Seres to Manufacture or have Manufactured and supply Collaboration Products for Development or Commercialization, as applicable, in the Field and in the Territory  [***].  The foregoing shall include without limitation establishing and maintaining proper quality assurance and quality control policies and procedures in connection with such Manufacturing activities.  Each of the Development Supply Agreement and the Commercial Supply Agreement shall also require Seres to Manufacture or have Manufactured Collaboration Product using Manufacturing facilities (including those of its Affiliates’ or Third Party contractors) that have been properly validated and comply with GMPs and all applicable Laws, including without limitation, local health, safety and environmental Laws.  Each of the Development Supply Agreement and the Commercial Supply Agreement shall require [***].

5.5Technology Transfer.  The Commercial Supply Agreement shall provide that if Seres fails to supply all of NHSc’s requirements of Collaboration Products thereunder in any material respect [***], Seres shall [***] transfer or require its Third Party contractors to transfer (to the extent Seres has the right to do so) all Manufacturing technologies used in the Manufacture of any Collaboration Product in the Field as are reasonably necessary to enable the Third Party Manufacturer to Manufacture Collaboration Products, including providing [***].   Such technology transfer may be implemented by means of [***].  The Commercial Supply Agreement shall require that [***].  Recognizing the importance of [***].  The Commercial Supply Agreement shall provide that [***].

ARTICLE 6
COMMERCIALIZATION

6.1Commercialization Generally.  As between the Parties and subject to the terms and conditions of this Agreement (i) NHSc shall be solely responsible for Commercializing the Collaboration Products in the Field in the Territory, either directly or through its Affiliates, sublicensees or distributors, and (ii) Seres shall be solely responsible for Commercializing the Collaboration Products in the Retained Territory, either directly or through its Affiliates, sublicensees or distributors.  Each Party shall ensure that all Commercialization activities it undertakes, directly or indirectly, shall be undertaken in accordance with all applicable Laws.

6.2NHSc Diligence Obligation.

6.2.1NHSc shall use Diligent Efforts to achieve First Commercial Sale of each Collaboration Product in the Field in at least [***] Major Milestone Countries in the European Union within [***].  In addition, NHSc shall use Diligent Efforts to Commercialize each Collaboration Product in the Field in the European Union following [***].

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6.2.2Unless rights to a particular Collaboration Product in the Field in a particular Decision Country have reverted to Seres in accordance with Section 4.1.3, with respect to each Collaboration Product and each Decision Country, NHSc shall use Diligent Efforts to Commercialize such Collaboration Product in the Field in such Decision Country following [***].

6.2.3The Parties recognize that the application of Diligent Efforts could result in the determination that it is not commercially viable or economically feasible to Commercialize a Collaboration Product in a particular country or countries.  In addition, [***].

6.2.4Except as set forth in this Section 6.2 and subject to the express terms of this Agreement, any Commercialization of Collaboration Product in the Territory shall be in NHSc’s sole and absolute discretion.  Without limiting the foregoing, [***].

ARTICLE 7
COMPLIANCE, PHARMACOVIGILANCE AND OTHER REGULATORY MATTERS

7.1Compliance.  During the Term, each Party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by applicable Law to carry out its obligations under this Agreement.  In addition, each Party shall be responsible for ensuring that all activities for which it is responsible under this Agreement related to the Development, Manufacture and/or Commercialization of Collaboration Products are performed in accordance with all applicable Laws.

7.2Debarred Persons.  Without limiting Section 7.1, in the course of the Development, Manufacture and Commercialization of a Collaboration Products, neither Party shall use any employee, consultant or contractor:

7.2.1who has been debarred under 21 U.S.C. § 335(a)-(b) or pursuant to the analogous applicable Laws of any Regulatory Authority;

7.2.2who, to such Party’s Knowledge, has been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or otherwise pursuant to the analogous applicable Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority, during the employee’s or consultant’s employment or contract term with such Party; and

7.2.3who is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or who has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but has not yet been excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or nonprocurement programs.

Each Party shall notify the other Party promptly, but in no event later than five (5) Business Days, upon becoming aware that any of its employees or consultants has been excluded, debarred, suspended or is otherwise ineligible, or is the subject of exclusion, debarment or suspension proceedings by any Regulatory Authority.

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7.3Notifications Regarding Regulatory Matters.  Each Party shall promptly [***] notify the other Party in writing upon the occurrence of any of the following:

7.3.1receiving any communication from Regulatory Authorities with respect to any CMC, safety or efficacy issue with respect to any Collaboration Product, or any advertising or promotional claims with respect to a Collaboration Product; or

7.3.2receiving information concerning the initiation of any investigation, review or inquiry regarding any Collaboration Product (including with respect to its Manufacture or supply) by any Regulatory Authority, including but not limited to (1) the need for a remedial action related to one or more batches of any Collaboration Product (including a recall or withdrawal), (2) possible detention, seizure of, or injunction against distribution of any Collaboration Product, (3) the facilities used in conjunction with the Manufacture or distribution of any Collaboration Product, (4) the receipt of a report concerning any bacteriological contamination, significant chemical, physical, or other change or deterioration in any Collaboration Product or (5) the receipt of any complaint concerning suspected or actual tampering, contamination, misbranding or other similar issues related to any Collaboration Product.

In addition, if either Party determines that it is required to communicate with any Regulatory Authority regarding any Collaboration Product, then it shall (x) so advise the other Party promptly, [***] and (y) except to the extent prohibited by applicable Laws provide the other Party in advance with a copy of any proposed written communication with such Regulatory Authority.  For purposes of clarity it is acknowledged that nothing herein shall be construed as limiting a Party’s right to communicate with any Regulatory Authority or take such other immediate action related to any Collaboration Product as is it reasonably deems necessary in order to comply with applicable Law; provided that notification to the other Party is provided as soon as practicable thereafter.

7.4Pharmacovigilance.  At least [***] prior to [***], the Parties shall enter into an agreement to initiate a process for the exchange of adverse event safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) and any other risk management activities and related data required for the Collaboration Products in a mutually agreed format in order to monitor the safety of the Collaboration Products and to meet reporting requirements of any applicable Regulatory Authority.

7.5Safety Issues.  In the event either Party has a material concern about a safety issue related to a Collaboration Product prior to the First Commercial Sale in the Territory, such Party will present such safety issue to the JSC and the Parties will take the steps reasonable and necessary to review, address and resolve such safety concerns.

7.6Product Complaints.  Each Party shall maintain a record of all non‑medical and medical product‑related complaints it receives with respect to the Collaboration Products.  Each Party shall promptly notify the other Party of any such complaint received by it in sufficient detail and in accordance with the timeframes and procedures for reporting to be mutually established by the Parties in writing within thirty (30) days of the date hereof.  Seres shall investigate and respond to all such complaints with respect to the Collaboration Products arising

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in the Retained Territory as soon as reasonably practicable and provide a copy of all such responses to NHSc promptly.  NHSc shall investigate and respond to all such complaints with respect to the Collaboration Products arising in the Territory as soon as reasonably practicable and provide a copy of all such responses to Seres promptly.

7.7Product Recalls.  During the Term, Seres and NHSc shall promptly consult with one another in good faith as to all decisions concerning any potential recall, field correction or withdrawal of a Collaboration Product from the market in any country or region in the Territory (each such event, a “Recall”), including, but not limited to, [***] any Recall.  Without limiting the foregoing, each Party shall keep the other Party promptly and fully informed of any notification or other information, whether received directly or indirectly, which might affect the marketability, safety or effectiveness of any Collaboration Product or which might result in a Recall.  Notwithstanding anything herein to the contrary, the ultimate decision as to whether or not any Recall shall be made and the timing and scope thereof shall [***].  If the applicable Party having discretion with respect to a particular Recall decision elects to conduct any Recall, such Party shall have sole discretion and control with respect to [***].

ARTICLE 8
FINANCIAL TERMS

8.1Upfront  Payment.  Subject to the terms and conditions of this Agreement, within [***] after the date hereof, NHSc shall pay to Seres a one-time, non-refundable, license fee of one hundred twenty million US dollars ($120,000,000).

8.2Payments Relating to IBD Products.

8.2.1Development and Approval Milestone License Payments for IBD Products.  Subject to the terms of this Agreement, within [***] after the achievement of a Milestone Event set forth below, NHSc shall make a one-time, non-refundable Milestone License Payment to Seres in the amount below corresponding to such Milestone Event (which Milestone License Payments contemplated by this Section 8.2.1 shall not exceed, in the aggregate, four hundred ninety million US dollars ($490,000,000)).  For purposes of this Article 8 (i) [***].

Milestone Event	Milestone License Payment
First IBD Product
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]

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Milestone Event	Milestone License Payment
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

Second IBD Product
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

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8.2.2IBD Product Royalties.  Subject to the terms of this Agreement, including Section 8.6, during the IBD Royalty Period, NHSc shall make tiered royalty payments to Seres in respect of Net Sales of IBD Products in the Territory during each Calendar Year, as set forth below.

Annual Net Sales	Royalties
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.3C Difficile Field Payments.

8.3.1Development and Approval Milestone License Payments for C Difficile Products.  Subject to the terms of this Agreement, within [***] after the achievement of a Milestone Event set forth below, NHSc shall make a one-time, non-refundable Milestone License Payment to Seres in the amount below corresponding to such Milestone Event (which Milestone License Payments pursuant to this Section 8.3.1 shall not exceed, in the aggregate, (i) with respect to the First C Difficile Product, [***] and (ii) with respect to the Second C Difficile Product, [***]):

Milestone Event	Milestone License Payment
First C Difficile Product
Commencement of a Phase III Clinical Trial in accordance with the Global Development Plan in respect of the First C Difficile Product for [***] C Difficile.	$20,000,000
[***]	[***]
[***]	[***]
[***]	[***]

Second C Difficile Product
Commencement of a Phase I Clinical Trial, as contemplated in the Global Development Plan, in respect of the Second C Difficile Product for [***] C Difficile.	$10,000,000
[***]	[***]
[***]	[***]

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Milestone Event	Milestone License Payment
[***]	[***]
[***]	[***]
[***]	[***]

8.3.2Commercialization Milestone License Payments for C Difficile Products.  Subject to the terms of this Agreement, within forty-five (45) days after the achievement of a Milestone Event set forth below, NHSc shall make a one-time, non-refundable Milestone License Payment to Seres in the amount below corresponding to such Milestone Event (which Milestone License Payments pursuant to this Section 8.3.2 shall not exceed, in the aggregate, one hundred twenty million US dollars ($120,000,000)):

Milestone Event	Milestone License Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.3.3C Difficile Product Royalties.  Subject to the terms of this Agreement, including Section 8.6, during the C Difficile Royalty Period, NHSc shall make tiered royalty payments to Seres in respect of Net Sales of C Difficile Products in the Territory during each Calendar Year, as set forth below.

Annual Net Sales	Royalties
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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8.4Additional Commercialization Milestone License Payments.  Subject to the terms of this Agreement, within [***] after the achievement of a Milestone Event set forth below, NHSc shall make a one-time, non-refundable Milestone License Payment to Seres in the amount below corresponding to such Milestone Event (which Milestone License Payments pursuant to this Section 8.4 shall not exceed, in the aggregate, one billion five million US dollars ($1,005,000,000)):

Milestone Event (Annual Net Sales)	Milestone License Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.5Additional Milestone License Payment Terms.

8.5.1Substitute or Additional Collaboration Products in the Field.  Subject to Section 8.5.2, if the Parties mutually agree in writing to Develop one or more Additional Collaboration Product candidates as a substitute for any Collaboration Product for which Milestone Events are contemplated in Section 8.2.1, Section 8.3.1 or Section 8.3.2, and if such Additional Collaboration Product achieves any Milestone Event corresponding to a Milestone License Payment set forth above for the Collaboration Product for which the Additional Collaboration Product was substituted, as set forth in Section 8.2.1, Section 8.3.1. or Section 8.3.2, then [***]. For the avoidance of doubt, this Section 8.5.1 shall not apply to any Additional Collaboration Product that is not selected by mutual written agreement of the parties to be a substitute for any Collaboration Product for which Milestone Events are contemplated pursuant to Section 8.2.1, Section 8.3.1. or Section 8.3.2.  For the avoidance of doubt (i) in the event that any Milestone Event is achieved with respect to a Collaboration Product and the Parties have agreed in writing to Develop an Additional Collaboration Product as a substitute for such Collaboration Product, such Milestone Event shall not be paid a second time in relation to achievement of such Milestone Event for such Additional Collaboration Product and (ii) no Milestone License Payments shall be owing pursuant to Section 8.2.1 or Section 8.3.1 in respect of any Additional Collaboration Products that the Parties have not agreed in writing shall be substituted for a Collaboration Product contemplated in such Sections.

8.5.2Certain Limitations.  Each of the Development and approval Milestone License Payments shall only be payable once, upon the first occurrence of the corresponding Milestone Event, and no additional payment will be due in the event of any repeated occurrence of such Milestone Event, including in relation to more than one Collaboration Product.    The payments expressly set forth in this Article 8 shall constitute the sole consideration for the licenses and other rights contemplated hereunder and any and all Development conducted by Seres of Collaboration Products.  Anything to the contrary notwithstanding, if [***].

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8.5.3Notice.  Seres shall promptly [***] notify NHSc in writing in the event that, or Seres believes that, any Milestone Event contemplated in Section 8.2.1 or Section 8.3.1 has been achieved.

8.5.4Skipped Milestones.  If a Milestone Event that is contemplated in Article 8 and is based on the receipt of Regulatory Approval for a Collaboration Product for a particular indication is achieved and any Milestone Event relating to the commencement of a Clinical Trial in respect of such Collaboration Product in such indication was not achieved, then such Milestone License Payment corresponding to such Milestone Event relating to the commencement of such Clinical Trial shall nonetheless be paid concurrently with the Milestone License Payment corresponding to receipt of such Regulatory Approval for such Collaboration Product.

8.6Additional Royalty Terms.

8.6.1Generic Product Step-Down.  In the event that a Generic Product is sold in the Field to a Third Party in a country in the Territory in any given Calendar Quarter, then, for the remaining period of the Royalty Period applicable to such Collaboration Product in such country, the Net Sales of such Collaboration Product in such country to be included in Net Sales for the purpose of the calculation of the royalties due under Section 8.2.2 or Section 8.3.3, as applicable, shall be reduced by [***].

8.6.2Royalty Stacking. If during any Royalty Period, NHSc enters into or becomes subject to any agreement or other arrangement (including any license agreement, settlement or award or judgment) with a Third Party under which it obtains a license or other right (including any covenant not to sue or similar arrangement) under any Patent or intellectual property of such Third Party in a particular country in the Territory that, [***], is necessary for NHSc, its Affiliates or any sublicensee to Exploit any Collaboration Product(s) in such country in accordance with this Agreement, then, upon entry into any such agreement or arrangement and thereafter during the remainder of the period during which NHSc owes royalties to such Third Party pursuant to such agreement or arrangement and to Seres under this Agreement based upon sales of any Collaboration Products in such country, the Net Sales of such Collaboration Product(s) in such country to be included in Net Sales for the purpose of the calculation of the royalties due under Section 8.2.2 or Section 8.3.3, as applicable, shall be reduced [***]; provided, that the royalties due to Seres under Section 8.2.2 or Section 8.3.3 in respect of any Calendar Quarter, as applicable, shall not be reduced in aggregate by more than [***] by virtue of this Section 8.6.2; provided, further, that if NHSc is unable to offset from the royalties owing to Seres during any Calendar Quarter the full amount paid to such Third Parties in such Calendar Quarter, NHSc may reduce the applicable royalty rate due to Seres in any subsequent Calendar Quarter in accordance with the foregoing.

8.6.3Limitation.  Notwithstanding Sections 8.6.1 and 8.6.2, in no event shall the royalties payable by NHSc pursuant to Sections 8.2.2 or 8.3.3  be reduced by more than [***] in the aggregate by operation of Sections 8.6.1 or 8.6.2.

8.6.4Infringing Products.  If any Third Party commences commercial sale of any product in the Field in a country in the Territory that, [***], infringes any of the Licensed

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Patents, and the Net Sales in the Field in such country of any Collaboration Product utilizing or covered by such Licensed Patents thereafter decrease [***] (the “Trigger”), then the Net Sales of such Collaboration Product in such country to be included in Net Sales for the purpose of the calculation of the royalties otherwise due under Section 8.2.2 or Section 8.3.3, as applicable, shall be reduced by [***], commencing with the first Calendar Quarter after the Trigger occurs ending with the Calendar Quarter ending after such other product is withdrawn from the market in such country.

8.6.5Combination Products. If a Collaboration Product under this Agreement is sold in form of a Combination Product, then Net Sales for such Combination Product shall be determined on a country-by-country basis as follows:

(a)If the Collaboration Product and the Other Product are sold separately, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction, A/(A+B) where “A” is the mean gross selling price of the Collaboration Product and “B” is the mean gross selling price of the Other Product.

(b)If the Collaboration Product and the Other Product are sold separately, but the mean gross selling price of the Other Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction A/C wherein “A” is the mean gross selling price of the Collaboration Product and “C” is the mean gross selling price of the Combination Product.

(c)If the Collaboration Product and the Other Product are sold separately, but the mean gross selling price of the Collaboration Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the following formula: one (1) minus B/C wherein "B" is the mean gross selling price of the Other Product and "C" is the mean gross selling price of the Combination Product.

(d)If the Collaboration Product and the Other Product are sold separately, but the mean gross selling price of neither the Collaboration Product nor the Other Product can be determined, Net Sales of the Collaboration Product shall be equal to Net Sales of the Combination Product multiplied by a percentage agreed to by the Parties, acting in good faith. If the Parties are unable to agree upon such a percentage, the dispute shall be resolved by arbitration pursuant to Section 14.3.

8.7Royalty Payments and Reports.  NHSc shall make all royalty payments owed under this Agreement within [***] following the end of each Calendar Quarter for Net Sales during the previous Calendar Quarter, and together with such payment, shall  submit to Seres a written report setting forth, on a Collaboration Product-by-Collaboration Product basis (i) a reasonably detailed calculation of the Net Sales for such Calendar Quarter in each country in the Territory upon which such royalty payments are based including all deductions from gross sales

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made in arriving at the same, (ii) year-to-date, total royalty payments due to Seres hereunder, and (iii) any other information reasonably needed to support the calculation of such Net Sales and royalty payments.

8.8Payment Terms.  For clarity, any and all dollar amounts referred to in this Agreement shall mean U.S. dollars.  Except as otherwise specifically provided in this Agreement, any and all payments due from one Party to the other pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to such account or accounts and in accordance with such instructions as are provided by the payee Party from time to time.

8.9Interest on Late Payments.  Any amount required to be paid by a Party under this Agreement which is not paid on the date due shall bear interest at an annual rate equal to [***], as reported by The Wall Street Journal (New York edition) for the first Business Day of such month.  Such interest shall be accrued daily.

8.10Currency Conversion.  In the event that any Net Sales or other amounts in respect of which payments from one Party to the other Party are owing hereunder are denominated in a currency other than U.S. dollars, such Net Sales or other amounts shall be converted into U.S. dollars at the rate of exchange as used by NHSc for its internal and external financial reporting.

8.11Taxes and Withholding.  The amounts of the upfront payment to be made to Seres pursuant to Section 8.1 and the Milestone License Payments to be made to Seres under this Article 8 are net of any applicable value-added or withholding taxes.  [***]. If any applicable Law requires the deduction or withholding of any taxes from such payment [***].  The parties agree to cooperate with each other in a commercially reasonable manner in obtaining all legally available exemptions from or reductions of any such taxes and in timely providing each other with any applicable documents necessary to obtain any such exemptions or reductions.  [***]. Within [***] after receipt by [***].  For the avoidance of doubt, [***].

8.12Books and Records; Audit.  NHSc shall keep and maintain reasonably detailed books and records of Net Sales of Collaboration Products in the Territory and each component of such Net Sales.  Seres shall have the right to examine and audit NHSc’s relevant books and records to verify the accuracy of any reports and and/or payments prepared and/or delivered by NHSc pursuant to this Agreement.  Any such audit shall be on at least thirty (30) days’ prior written notice.  Seres’ rights to perform an audit under this Section 8.12 shall be limited to not more than one (1) such audit in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than thirty-six (36) months before the date of the request.  The audit shall be performed at Seres’ sole expense by an independent certified public accounting firm of internationally recognized standing that is selected by Seres and reasonably acceptable to the audited Party.   The accounting firm shall be required to enter into a reasonable and customary confidentiality agreement with NHSc to protect the confidentiality of its books and records.  NHSc shall make the relevant books and records reasonably available during normal business hours for examination by the accounting firm.  Except as may otherwise be agreed, the accounting firm shall be provided access to such books and records at NHSc’s and/or its Affiliates’ facilities where such books and records are normally kept.  Upon completion of the audit, the accounting firm shall provide both Parties a written report disclosing whether or not

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the relevant reports and/or payments are correct, and the specific details concerning any discrepancies.  The accounting firm shall not provide the requesting Party with any additional information or access to the audited Party’s confidential information.  If the accounting firm conducting an audit pursuant to this Section 8.12 concludes as a result of such audit that any additional amounts were due and payable to a Party, such additional amounts shall be paid to such Party within thirty (30) Business Days of the date that the Parties receive such accountant’s written report.  In the event that the total amount of any underpayments by NHSc to Seres for the audited period exceeds [***] of the aggregate total amount that was properly due and payable to such other Party for such period, then the audited Party shall also reimburse Seres for the documented, reasonable out‑of‑pocket expenses incurred in conducting the audit, except to the extent that such underpayment was due to any inaccurate or incomplete information provided to NHSc by Seres.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1Mutual Representations and Warranties.  Seres and NHSc each represents and warrants to the other, as of the Effective Date, as follows:

9.1.1Organization.  It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

9.1.2Authorization.  The execution and delivery of this Agreement and the performance by it of its obligations contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

9.1.3Binding Agreement.  This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.1.4Consents and Approvals.  No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Third Party or any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by such Party or the performance by such Party of its obligations contemplated hereby or thereby.

9.1.5No Conflict.  The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of

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applicable Law; (ii) do not and will not conflict with or violate the certificate of incorporation, by-laws or other organizational documents of such Party; and (iii) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates.

9.1.6No Consents.  No authorization, consent, approval of a Third Party, nor any license, permit, exemption of or filing or registration with or notification to any court or Governmental Authority is or will be necessary (i) for the valid execution, delivery or performance of this Agreement by such Party; or (ii) for  the consummation by such Party of the transactions contemplated hereby.

9.1.7No Debarment.  Neither such Party nor its Affiliates’ employees who have been, or who such Party currently expects to be, involved in the Exploitation of the Collaboration Products, or, to such Party’s Knowledge, any of their respective licensees, contractors, agents and consultants or their respective employees, consultants or contractors who have been, or who such Party currently expects to be, involved, on behalf of such Party, in the Exploitation of the Collaboration Products:

(a)is debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous applicable Laws of any Regulatory Authority;

(b)has, to such Party’s Knowledge, been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous applicable Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority; and

(c)is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.

9.2Additional Representations and Warranties of Seres.  [***], Seres further represents and warrants to NHSc, as of the Effective Date, as follows:

9.2.1Title; Encumbrances; Conflicting Grants.  Seres has the right to grant the licenses specified herein and has not granted to any Third Party any rights conflicting with the rights Seres purports to grant to NHSc pursuant to this Agreement.  The Licensed Patents and Licensed Know-How are not subject to any liens in favor of, or claims of ownership by, any Third Party.

9.2.2No Non-Competition Agreements.  Neither Seres nor any of its Affiliates are bound by any non-competition agreements related to the Collaboration Products.

9.2.3Good Practices.  Seres and its Affiliates have, and, to Seres’ Knowledge, their respective contractors, agents and consultants have, conducted all Development with

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respect to the Collaboration Products that has been conducted prior to the Effective Date in accordance with GLP, GCP, and GMP, to the extent applicable.

9.2.4Licensed Patents.

(a)Schedule 9.2.4 sets forth a true and correct listing of all  Patents Controlled by Seres as of the Effective Date that claim or cover or, as to patent applications, if issued as they currently exist, would claim or cover, the Collaboration Products as they exist as of the Effective Date, including the use and methods of Manufacture of the Collaboration Products practiced with respect to Collaboration Products as they exist as of the Effective Date.  In each country or jurisdiction in the Territory where Licensed Patents have been issued or applied for, the Licensed Patents are being diligently prosecuted in each country in respect of which applications have been made in the respective patent offices in accordance with all applicable Laws and regulations.  In each country or jurisdiction in the Territory where Licensed Patents have been issued or applied for, the Licensed Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment, except as would not result in the abandonment or invalidity of any Patent or any claim thereof, any loss of priority in respect of any Patent or any other material and adverse effect on any Patent.

(b)To Seres’ Knowledge, no Third Party has taken any action before any patent and trademark office (or similar Governmental Authority) to challenge the validity or enforceability of the Licensed Patents existing as of the Effective Date or otherwise asserted in writing to Seres that the Licensed Patents are invalid or unenforceable.

(c)All renewal and maintenance fees that have become due prior to the Effective Date with respect to the prosecution and maintenance of the Licensed Patents have been paid.

(d)The inventors named in the Licensed Patents existing as of the Effective Date are, to Seres’ Knowledge, all of the true inventors for such Licensed Patents and each of such inventors has assigned, or is under a written obligation to assign, to Seres or its Affiliates all of his or her right, title and interest to such Licensed Patents and the inventions described therein.

(e)Seres has complied in all material respects with all applicable Laws in connection with the prosecution of the Patents claiming any Collaboration Products or any aspect of the Exploitation thereof, in the Field and in the Territory, including the duty of candor owed to any patent office pursuant to such applicable Laws.

9.2.5Non-Infringement of Third Party Rights.  To Seres’ Knowledge, the Exploitation by NHSc and its Affiliates and sublicensees hereunder of the Collaboration Products in the Field, as such Collaboration Products exist as of the Effective Date, will not infringe any issued Patent or the claims included in any published patent application in the Territory.  Seres has not received any written notice from any Third Party asserting or alleging that (i) any research, Development or Manufacture of the Collaboration Products by Seres prior

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to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party or (ii) the Exploitation of Collaboration Products in the Field pursuant to this Agreement would infringe any Third Party intellectual property rights.

9.2.6No Misappropriation of Third Party Rights.  The conception, development and reduction to practice of the Licensed Patents and Licensed Know-How existing as of the Effective Date has not constituted or involved the misappropriation of trade secrets or other proprietary rights or property of any Third Party.  There are no claims, judgments or settlements against or amounts with respect thereto owed by Seres or any of its Affiliates relating to the existing Regulatory Filings, the Licensed Patents or the Licensed Know-How.

9.2.7Non-Infringement of Rights by Third Parties.  To Seres’ Knowledge, no Person is infringing or threatening to infringe the Licensed Patents or misappropriating or threatening to misappropriate the Licensed Know-How by reason of the Exploitation of products utilizing the Microbiome Technology in the Field.  Neither Seres nor any of its Affiliates has received any written notice of any unauthorized use, infringement, misappropriation, or dilution by any Person, including any current or former employee or consultant of Seres or its Affiliates, of any of the Licensed Patents or Licensed Know-How with respect to the Microbiome Technology.

9.2.8Material Contracts.  No Licensed Know-How or Licensed Patents are Controlled by Seres by virtue of any agreement between Seres or any of its Affiliates and one or more Third Parties.

9.2.9Regulatory Matters.

(a)Seres has made available to NHSc all material Regulatory Documentation owned or possessed by Seres regarding or related to the Collaboration Products, including, any minutes of meetings (including by teleconference) with Regulatory Authorities and any material correspondence with Regulatory Authorities, any notice of inspection, inspection report, warning letter, deficiency letter or similar communication. Seres has prepared, maintained or retained all material Regulatory Documentation relating to Collaboration Products that is required to be maintained or reported pursuant to Regulatory Authorities and such items have been prepared in accordance with the applicable requirements of GLP and GCP, as applicable, to the extent required, and applicable Law, and to Seres’ Knowledge, such Regulatory Documentation does not contain any materially false or misleading statements.

(b)Neither Seres nor any of its Affiliates has received, with respect to the Collaboration Products, any oral or written communication (including any warning letter, untitled letter, or similar notices) from any Governmental Authority and, there is no action pending or, to Seres’ Knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that with respect to the Collaboration Products in the Field, Seres or any of its Affiliates is not currently materially in compliance with any and all applicable Laws implemented by such Governmental Authority.  Neither Seres nor any of its Affiliates has received any written notice from any Governmental Authority claiming that the research, development,

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manufacture, use, offer for sale, sale, or import of the Collaboration Products in the Field is not in material compliance with all applicable Laws and permits; and

(c)To Seres’ Knowledge, none of Seres, any of its Affiliates, or any of their respective officers, employees or agents has made, with respect to the Collaboration Products, an untrue statement of a material fact to any Governmental Authority or failed to disclose a material fact required to be disclosed to such Governmental Authority.

9.2.10No Proceeding.  There are no pending, and to Seres’ Knowledge, no threatened, adverse actions, claims, investigations, suits or proceedings against Seres or any of its Affiliates, at law or in equity, or before or by any Governmental Authority, involving the Licensed Patents or Licensed Know-How or the Collaboration Products in the Field, nor to Seres’ Knowledge has any such adverse action, claim, investigation, suit or proceeding been brought or threatened during the past three (3) years, in each case, which has been resolved in a manner that impairs any of Seres’ rights in and to any such Licensed Patents or Licensed Know-How or to the Collaboration Products in the Field.

9.2.11Employee Confidentiality Agreements.  All current and former employees and paid consultants (in the case of academic consultants, those acting outside the scope of their academic affiliation) of Seres and its Affiliates who are or have been substantively involved in the conception, evaluation, reduction to practice, or development of Licensed Patents and Licensed Know-How in the Field have executed written contracts or are otherwise obligated to protect the confidential status and value thereof and to vest in Seres exclusive ownership of or a license under the Licensed Patents and Licensed Know-How.

9.2.12Third Party Confidentiality.  Seres has disclosed to Third Parties the Licensed Know-How only pursuant to continuing obligations of confidentiality owed to Seres or its Affiliates for at least the duration of the Term, except as would not adversely affect NHSc’s ability to Exploit the Collaboration Products in the Field in the Territory in any material respect.

9.2.13Safety and Efficacy.  Seres has no Knowledge of any material safety issues arising in the Development of the Collaboration Products (including with respect to any of its ingredients) and Seres has informed NHSc of all adverse drug reactions reported in all Clinical Trials that are known to Seres relating to the Collaboration Products or their use.

ARTICLE 10
INTELLECTUAL PROPERTY

10.1Ownership of Intellectual Property.

10.1.1Ownership of Technology.  As between the Parties, each Party shall solely own all right, title, and interest in and to any and all Inventions and Information that are conceived, discovered, or otherwise made solely by or on behalf of such Party (or its Affiliates or sublicensees) in the course of performing activities contemplated in this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights therein.

10.1.2Ownership of Joint Patents and Joint Know-How.  As between the Parties, each Party shall each own an equal, undivided interest in any and all (i) Inventions and

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Information that are conceived, discovered, or otherwise made jointly by or on behalf of NHSc, its Affiliates or sublicensees, on the one hand, and Seres, its Affiliates or sublicensees, on the other hand, in the course of performing activities contemplated in this Agreement, whether or not patented or patentable (the “Joint Know-How”), and (ii) Joint Patents and other intellectual property rights in the Inventions and Information described in clause (i) (together with Joint Know-How and Joint Patents, the “Joint Intellectual Property Rights”).  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and sublicensees to so disclose, the discovery, making, conception or reduction to practice of any Joint Know-How.  Subject to the licenses, covenants and rights of reference granted under Sections 2.1, 2.2 and 2.3, each Party may, and may permit, through sublicenses or otherwise, others to, [***].

10.1.3United States Law. The determination of whether Information and Inventions are conceived, discovered or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with applicable Law in the United States as such Law exists as of the Effective Date irrespective of where such conception, discovery,  or making occurs.

10.1.4Assignment Obligation. Each Party shall cause all Persons who perform activities for such Party under this Agreement to assign their rights in any Inventions resulting therefrom to such Party.

10.1.5Inventors.  Seres shall [***], pursuant to applicable Law, or otherwise.  Each Party shall [***], pursuant to applicable Law, or otherwise.

10.2Maintenance and Prosecution of Patents in the Territory.

10.2.1Prosecution of Licensed Patents.  Subject to Section 10.2.2, Seres shall (i) using outside legal counsel reasonably acceptable to NHSc, file, prosecute (including any opposition or post-grant proceedings at the patent offices, inter partes proceedings or supplementary protection certificates or the like, in each case in respect of Licensed Patents) and maintain the Licensed Patents in the Field in the Core Countries (in each case, except to the extent relevant deadlines have occurred prior to the Effective Date), and (ii) have the first right, but not the obligation, using outside legal counsel reasonably acceptable to NHSc, to file, prosecute (including any opposition or post-grant proceedings at the patent offices, inter partes proceedings or supplementary protection certificates or the like, in each case in respect of Licensed Patents) and maintain the Licensed Patents in the Field in the Territory outside the Core Countries.  [***], in the Core Countries, and [***], unless it has requested that [***].  If NHSc, in accordance with this Section 10.2.1 or Section 10.2.2, files, prosecutes (including any opposition or post-grant proceedings at the patent offices, inter partes proceedings or supplementary protection certificates or the like, in each case in respect of Licensed Patents) or maintains any Licensed Patents pursuant to Section 10.2.2, [***]; provided, that [***].  For Licensed Patents for which Seres performs such activities, subject to Section 10.2.2, Seres shall (i) [***]; and (ii) [***].  Seres shall reasonably consider all comments made by NHSc with respect to filing or prosecuting such Patent applications and maintaining such Patents for which it has responsibility pursuant to this Section 10.2 (including pursuing or defending any

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oppositions, post-grant reviews, inter partes proceedings or supplementary protection certificates for Licensed Patents).

10.2.2Decisions to Prosecute.

(a)Licensed Patents.  Without limitation of Section 10.2.1, if Seres proposes to not (i) [***], or (ii) [***], then in each such case [***].  Subject to the foregoing, Seres may elect not to conduct the relevant activity with respect to such Licensed Patents, except that if such election relates to Licensed Patents in a Core Country, [***].  Upon receipt of each such notice by NHSc, and upon [***], or if, at any time, [***], NHSc shall have the right, but not the obligation, through counsel of its choosing, to pursue the filing or registration, or support the continued prosecution (including any oppositions, post-grant reviews, inter partes proceedings or supplementary protection certificates, in each case in respect of Licensed Patents) or maintenance, of such Licensed Patent in the Field and in the Territory, [***].  If NHSc elects to pursue such filing or registration, as the case may be, or continue such support, then NHSc shall notify Seres of such election and Seres shall, and shall cause its Affiliates to, reasonably cooperate with NHSc in this regard.

(b)Joint Patents.  Notwithstanding anything to the contrary in Section 10.2, the Parties shall determine, on a case-by-case basis, which Party shall have the responsibility, through counsel of its choosing, for obtaining, prosecuting (including any oppositions, post-grant reviews, inter partes proceedings or supplementary protection certificates, in each case in respect of Joint Patents) and maintaining a Joint Patent throughout the world (such Party, the “Prosecuting Party”).  In selecting the Prosecuting Party, the Parties shall consider [***].  The Prosecuting Party shall have the first right to determine in which countries to obtain, prosecute and maintain a Joint Patent.  The other Party shall have the right to request that the Prosecuting Party obtain, prosecute and maintain a Joint Patent in a particular country.  If [***].  The Parties shall, and shall cause their respective Affiliates, as applicable, to assist and cooperate with one another in, [***]. Notwithstanding the above, [***].

(c)Cooperation.  In connection with the activities set forth in Sections 10.2.1 or 10.2.2: (i) each Party shall consult with the other as to the strategy and prosecution of applications for such Patents and the maintenance or extension of the Licensed Patents (other than Joint Patents) in the Territory and of the Joint Patents worldwide; (ii) each filing Party shall regularly provide the other Party with copies of all Patent applications filed hereunder for Licensed Patents (other than Joint Patents) in the Territory and for Joint Patents worldwide, [***]; (iii) such filing Party shall provide the other Party and its patent counsel with an opportunity to consult with the filing Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response; and (iv) such filing Party shall notify the other Party as early as reasonably practicable, [***] concerning the Licensed Patents (other than Joint Patents) in the Territory or the Joint Patents worldwide and shall permit the other Party to [***], and the [***] shall be taken into consideration in good faith by such Party and its patent counsel in connection with such filing.

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10.3Enforcement of Patents.

10.3.1Procedures and Requirements.  In the event that either Party has cause to believe that a Third Party may be infringing any of the Licensed Patents in the Field in the Territory, or any of the Joint Patents worldwide, it shall promptly notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based.  In consultation with Seres, NHSc, using counsel reasonably acceptable to Seres, shall have the first right to stop such infringement of the Licensed Patents by such Third Party in the Field in the Territory.  If NHSc fails to take action within [***] following its receipt of a notice of such infringement, then Seres shall have the right to take action to stop such infringement.  With respect to Third Party infringement of Joint Patents that are not Licensed Patents, unless otherwise agreed by the Parties in writing, the Prosecuting Party for a given Joint Patent, using counsel reasonably acceptable to the other Party, shall have the first right to stop such infringement; provided that if the Prosecuting Party fails to take action within [***] following its receipt of a notice of such infringement, then the other Party shall have the right to take action to stop such infringement.  Upon reasonable request by the Party enforcing a Licensed Patent in the Field in the Territory or a Joint Patent that is not a Licensed Patent worldwide (the “Enforcing Party”), the other Party (the “Non-Enforcing Party”) shall give the Enforcing Party all reasonable information and assistance, [***].  Any such assistance provided by a Non-Enforcing Party shall be [***] and [***]. For clarity, Seres retains all rights to enforce the Licensed Patents against infringement by Third Parties outside of the Territory, and all rights to enforce the Licensed Patents in the Territory outside the Field.

10.3.2Settlement of an Enforcement Claim.  The Enforcing Party shall have the right to control settlement of any claims that a Third Party may be infringing any Licensed Patents in the Field and in the Territory or Joint Patents that are not Licensed Patents; provided, however, that [***].

10.3.3Expenses and Recovery.  As between the Parties, [***].  Any amounts recovered by either Party pursuant to Section 10.3.1 or 10.3.2, whether by settlement or judgment, shall be allocated in accordance with the following:  (a) such amounts first shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery and, if insufficient to cover the totality of such costs and expenses, shall be allocated between the Parties in proportion to their respective costs and expenses; and (b) (i) if NHSc is the Enforcing Party and such settlement relates to Licensed Patents in the Field in the Territory, [***], and (ii) if Seres is the Enforcing Party and such enforcement relates to Licensed Patents in the Field in the Territory, or if either Party is the Enforcing Party and such enforcement relates to Joint Patents that are not Licensed Patents, any remainder of such amounts shall be [***] by Seres and [***] by NHSc.

10.4Infringement Claims by Third Parties.

10.4.1Defense of Third Party Claims.  Except as otherwise provided in the Trademark License Agreement, if a Third Party asserts that a Patent or other intellectual property right owned or controlled by it is infringed by the Exploitation of the Collaboration Products in the Field in the Territory, the Party first obtaining Knowledge of such a claim shall promptly

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provide the other Party notice of such claim along with the related facts in reasonable detail.  NHSc shall have the first right, but not the obligation, to defend such claim with respect to Collaboration Products in the Field in the Territory in consultation with Seres.  If NHSc elects not to defend any such claim, then Seres shall have the right, but not the obligation, to defend such claim in consultation with NHSc and using counsel reasonably acceptable to NHSc.  The Parties shall cooperate with one another in any such defense.  Subject to Section 10.6, the Party controlling the defense of any such claim [***].

10.4.2Settlement of Third Party Claims.  The Party (or its Affiliate or sublicensee) defending against any Third Party claim pursuant to Section 10.4.1, shall have the right to settle such claim; provided that any such settlement that [***], it being agreed that (i) a settlement shall not be deemed to [***] and (ii) in determining [***] following such settlement shall be taken into account.

10.4.3Patent Oppositions and Challenges.  If either Party wishes to challenge the validity of any Third Party’s Patent in the Territory as may be necessary or desirable in connection with the Exploitation of any Collaboration Product in the Field in the Territory by filing a pre-grant opposition (e.g., third-party observations), opposition, post-grant or inter partes proceeding (a “Challenge Proceeding”) at a patent office or by otherwise pursuing a legal action in a court, such Party shall so notify the other Party.  The Parties shall discuss the relevant matter and each make recommendations with respect thereto, with the intent of optimizing the success of any such Challenge Proceeding, coordinating the Parties’ strategies with respect to the relevant Third Party Patent in any such country and in other countries (for counterparts thereof), and enabling efficiencies of any such proceedings.  Each Party shall have the right to bring a Challenge Proceeding in any country in the Territory with respect to such Third Party’s Patent unless applicable Laws do not allow each of Seres and NHSc to bring such a Challenge Proceeding, [***] and; provided, however, that [***] in the event that [***].  A Party bringing a Challenge Proceeding shall consult with the other Party with respect thereto and reasonably consider such other Party’s comments thereon.  Each Party shall cooperate with the other Party in connection with any Challenge Proceeding brought by such other Party as reasonably requested by such other Party.  Subject to Section 10.6, the Party seeking the cooperation of the other Party under this Section 10.4.3 [***].

10.4.4Allocation of Costs and Recovery.  Subject to Section 10.6, the Party defending, prosecuting or controlling any claim, filing, proceeding or action contemplated by this Section 10.4 shall [***].

10.5Invalidity or Unenforceability Defenses or Actions.

10.5.1Third Party Defense or Counterclaim.  If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 10.3, that any Licensed Patent or Joint Patent is invalid or unenforceable, then the Party pursuing such infringement action shall promptly give written notice to the other Party.  With respect to the Licensed Patents, Seres shall, through counsel reasonably acceptable to NHSc, respond to such defense and use Diligent Efforts to defend against such counterclaim (as applicable) and, if NHSc is pursuing the applicable infringement action under Section 10.3, NHSc shall allow Seres to control such response or defense (as applicable).  Any [***] shall be borne initially by the [***].  If Seres

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fails, notwithstanding the foregoing, to assume such defense and [***], NHSc or its Affiliate or sublicensee shall have the right to defend against such action or claim.

10.5.2Third Party Declaratory Judgment or Similar Action.  If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Licensed Patent or Joint Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party.  Seres shall, through counsel reasonably acceptable to NHSc, use Diligent Efforts to defend against such action or claim.  [***] shall be borne by the [***].  If Seres fails, notwithstanding the foregoing, to assume such defense and [***], NHSc or its Affiliate or sublicensee shall have the right to defend against such action or claim.

10.5.3Assistance.  Each Party shall provide to the other Party all reasonable assistance requested by the other Party in connection with any action, claim or suit under this Section 10.5, including [***].  In particular, the assisting Party shall promptly make available to the other Party all relevant information in its possession or control that it is aware would assist the other Party in responding to any such action, claim or suit. Any such cooperation by either Party shall be [***]

10.6[***].  NHSc shall be entitled to reduce any amounts owed by it to Seres pursuant to Article 8 of this Agreement by [***], provided that in no event shall [***].  In addition, NHSc shall be entitled to reduce any amounts owed by it to Seres pursuant to Section 8.2.2 or Section 8.3.3 of this Agreement by [***], in each case, that are not recouped through any recovery relating thereto.

10.7Patent Listings.  NHSc shall have the sole right to make all filings with Regulatory Authorities with respect to Licensed Patents in the Territory in relation to the Collaboration Product, including as required or allowed under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, as amended, or other international equivalents; provided that NHSc shall consult with Seres prior to making any such filing and consider Seres’ comments on such filing in good faith.

ARTICLE 11
CONFIDENTIAL INFORMATION; PUBLICATIONS

11.1Nondisclosure.  Each Party agrees that during the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the date hereof) shall (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, which shall be no less than a reasonable degree of care, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (iii) shall not create or imply any rights or licenses not expressly granted under Article 2 hereof). Each Party will promptly notify the other Party upon gaining Knowledge of any material use or disclosure of Confidential

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Information of the other Party not permitted pursuant to this Article 11.  The Parties agree that any Proprietary Information (within the meaning of the Prior CDA) disclosed by the Parties or their Affiliates pursuant to the Prior CDA shall be Confidential Information within the meaning of, and shall be subject to, this Article 11.

11.1.1Exceptions.  The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party to the extent that such information:

(a)is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b)was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party, and such prior knowledge can be properly documented by the Receiving Party;

(c)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(d)is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party without the fault or cause of the Receiving Party; or

(e)is independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party, and such independent development can be properly documented by the Receiving Party.

11.2Authorized Disclosure.  The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a)to any relevant patent office in preparing, filing, prosecuting and maintaining patents in accordance with the provisions of Article 10;

(b)to Regulatory Authorities in order (i) to obtain authorizations to conduct Clinical Trials or post‑approval studies in relation to any Collaboration Product, or (ii) to file, obtain and maintain Approvals in respect of Collaboration Products, or (iii) to Develop, Commercialize or manufacture any Collaboration Product, in each case in accordance with this Agreement;

(c)prosecuting or defending litigation or in establishing rights (whether through declaratory actions or other legal proceedings) or enforcing obligations under this Agreement;

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(d)subject to Section 11.4, complying with applicable Laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

(e)disclosure to its Affiliates, and to its (actual or potential) permitted sublicensees, acquirers or assignees under Section 15.3 and subcontractors (and their advisors) and to investment bankers, investors, lenders, accountants and legal advisors and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non‑use no less restrictive than the obligations set forth in this Article 11; provided, however, that the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 11.2(e) to treat such Confidential Information as required under this Article 11; and

(f)to relevant academics or healthcare professionals who are deemed to be “opinion leaders” in order to promote, or raise awareness of, any Collaboration Product; provided, however, that the JSC has approved such disclosure and provided further that, prior to such disclosure, the relevant opinion leader is bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11.

If and whenever any Confidential Information is disclosed in accordance with this Section 11.2, such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement).  Where reasonably possible and subject to Section 11.4 and other than pursuant to Section 11.2(e), the Receiving Party shall:

(i)give the Disclosing Party reasonable advance notice of the Receiving Party’s intent to make such disclosure pursuant to this Section 11.2, to the extent practicable; and

(ii)provide reasonable cooperation to the Disclosing Party regarding the timing and content of such disclosure and regarding any action which the Disclosing Party may deem appropriate to protect the confidentiality of the information by appropriate legal means.

11.3Terms of this Agreement.  The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.

11.4Securities Filings.  In the event either Party determines that it is required to file with the U.S. Securities and Exchange Commission (and/or the securities regulators of any state or other jurisdiction) a registration statement or any other disclosure document which describes any of the terms and conditions of this Agreement, such Party shall promptly notify the other Party of such intention.  The Party required to make such filing shall provide such other Party with a copy of relevant portions of the proposed filing not less than ten (10) Business Days (or

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such shorter period of time as may be required, under the circumstances, to comply with applicable Laws, but in no event less than three (3) Business Days) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement.  The Party required to file shall use Diligent Efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by legal counsel is legally required to be disclosed in order to comply.  No such notice shall be required under this Section 11.4 if and to the extent that the specific information contained in the proposed filing has previously been included in any previous filing or disclosure made by either Party hereunder pursuant to this Article 11, or is otherwise approved in advance in writing by the other Party.

11.5Publications.  Each Party recognizes that the publication of papers regarding results of and other information regarding activities under this Agreement may be beneficial to the Development and Commercialization of Collaboration Products.  All publications, and other forms of public disclosure such as abstracts and presentations, of results of studies carried out under this Agreement or otherwise relating to the Collaboration Product (each of the foregoing, a “Publication”) will comply with the strategy established by the JSC and will not contain the Confidential Information of the other Party without the other Party’s advance written consent.  Neither Party nor their Affiliates may submit for publication, publish or present a Publication without the opportunity for prior review by the other Party, except to the extent required by applicable Laws.  A Party seeking, or whose Affiliate is seeking, to submit, publish, or present a Publication shall provide the other Party the opportunity to review and comment on the proposed Publication at least [***] prior to its intended submission for publication or presentation.  The other Party shall provide the Party seeking, or whose Affiliate is seeking, to publish or present with its comments in writing, if any, within [***] after receipt of such proposed Publication.  The Party seeking, or whose Affiliate is seeking, to publish, or present shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed Publication.  In addition, the Party seeking, or whose Affiliate is seeking, to publish, or present shall [***] in the event that the other Party can demonstrate reasonable need for such delay in order to prepare and file a patent application for which it has prosecution control pursuant to this Agreement.  If the other Party fails to provide its comments to the Party seeking, or whose Affiliate is seeking, to publish or present within such [***], such other Party shall be deemed not to have any comments, and the Party seeking, or whose Affiliate is seeking, to publish or present shall be free to submit for publication or present in accordance with this Section 11.5 after the [***] period has elapsed.  The Party seeking, or whose Affiliate is seeking, to publish or present shall provide the other Party a copy of the manuscript, abstract or presentation at the time of the submission or presentation, as applicable.  Each Party agrees to acknowledge the contributions of the other Party and its Affiliates and their employees in all publications, as scientifically appropriate.

11.6Return of Confidential Information.  Upon termination of this Agreement, any and all Confidential Information possessed in a tangible form by a Receiving Party, its Affiliates, sublicensees or subcontractors and belonging to a Disclosing Party shall, upon written request, be returned or destroyed to the extent practicable, except to the extent necessary to practice rights and licenses surviving such termination, with written confirmation of such destruction, provided,

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however, that a Party may retain one (1) copy of any Confidential Information solely for archival purposes.  Notwithstanding the Receiving Party’s return or destruction of Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and non-use under this Agreement.

ARTICLE 12
INDEMNIFICATION

12.1Indemnification of NHSc.  Subject to Section 12.3, Seres shall indemnify, defend and hold harmless NHSc and its Affiliates and each of their officers, directors, shareholders, employees, successors and permitted assigns from and against all Third Party Claims, and pay all associated Losses, arising out of (i) Seres’ or its Affiliate’s or its or their sublicensee’s, distributor’s, subcontractor’s or its or their respective director’s, officer’s, employee’s or agent’s gross negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) any violation of applicable Law in connection with the Development, Commercialization, Manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Collaboration Products by Seres, its agents, subcontractors or sublicensees (other than NHSc, its Affiliates or sublicensees), (iii) any breach by Seres of any of its representations, warranties or covenants under this Agreement, or (iv) any personal injury, death or property damage resulting from the Development, Commercialization, Manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Collaboration Products by Seres, its Affiliates, its agents, subcontractors or sublicensees (other than NHSc, its Affiliates or sublicensees). Notwithstanding the preceding sentence, Seres shall have no obligation with respect to Third Party Claims or associated Losses to the extent they are subject to NHSc’s indemnification obligations pursuant to Section 12.2 or to the extent otherwise attributable to any of the circumstances set forth in clauses (i) through (iv) thereof.

12.2Indemnification of Seres.  Subject to Section 12.3, NHSc shall indemnify, defend and hold harmless Seres and its Affiliates and each of their officers, directors, shareholders, employee’s, successors and permitted assigns from and against all Third Party Claims, and pay all associated Losses, to the extent arising out of (i) NHSc’s or its Affiliate’s or its or their sublicensee’s, distributor’s, subcontractor’s or its or their respective director’s, officer’s, employee’s or agent’s gross negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) any violation of applicable Law in relation to the Development, Commercialization, Manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Collaboration Products by NHSc, its agents, subcontractors or sublicensees, (iii) any breach by NHSc of any of its representations, warranties or covenants under this Agreement, or (iv) any personal injury, death or property damage resulting from the Development, Commercialization, Manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Collaboration Products by NHSc, its Affiliates, its agents, subcontractors or sublicensees. Notwithstanding the preceding sentence, NHSc shall have no obligation with respect to Third Party Claims or associated Losses to the extent they are subject to Seres’ indemnification obligations pursuant to Section 12.1 or to the extent otherwise attributable to any of the circumstances set forth in clauses (i) through (iv) thereof.

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12.3Procedure for Indemnification.

12.3.1Notice. Each Party (“Indemnified Party”) will notify promptly the other Party (“Indemnifying Party”) in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding commenced by a Third Party (including any investigation by a Governmental Authority) (any of the foregoing, a “Third Party Claim”) for which indemnification may be sought and will give such related information as the Indemnifying Party shall reasonably request; provided, however, that no failure or delay in giving such notice shall limit the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party is prejudiced thereby.

12.3.2Defense of Claim. The Indemnifying Party shall defend or control the defense of Third Party Claims. [***]. The Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and [***]. In any such proceeding, the Indemnified Party shall have the right to participate in, but not control, the defense of such proceeding [***], and shall have the right to retain its own counsel, [***]. Neither Party shall [***]. The Indemnified Party shall cooperate in all reasonable respects in the defense of such Third Party Claim, as requested by the Indemnifying Party. The Indemnifying Party shall not, [***], effect any settlement of any such Third Party Claim, unless such settlement [***]. Notwithstanding the foregoing, if the Indemnifying Party notifies the Indemnified Party in writing that it does not intend to assume the defense of any Third Party Claim subject to indemnification hereunder in accordance with the foregoing or fails to assume the defense of any Third Party Claim at least [***] before any deadline the passing of which could adversely affect the outcome without responsive action by or on behalf of the Indemnified Party (or, if the Indemnifying Party receives less than [***] notice of such deadline, if it fails to assume such defense as soon as practicable following receipt of notice), the Indemnified Party shall have the right to assume and control such defense and shall have the right to settle or compromise the same without the Indemnifying Party’s consent, and by the Indemnified Party in connection therewith, including [***], will be [***].

12.4Insurance.  During the Term of this Agreement, the Parties shall obtain and maintain at their sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of the Development, manufacture and Commercialization of any Collaboration Products and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the biopharmaceutical industry in such Party’s territory. The Party maintaining any such Third Party insurance coverage shall ensure that the other Party is named as an additional insured thereunder and shall provide a certificate evidencing such coverage to the other Party upon request.

ARTICLE 13
TERM AND TERMINATION

13.1Effectiveness; Term.   This Agreement is binding and effective as of the Effective Date and shall continue in force from and after the date hereof until terminated in accordance with the terms hereof or by mutual written agreement of the Parties (the “Term”).

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13.2Termination Rights.

13.2.1Termination by NHSc for Serious Safety Issue.  NHSc shall have the right to terminate this Agreement upon [***] days’ prior written notice to Seres in the event that NHSc reasonably determines that a serious safety or public health issue in the Territory has arisen with respect to the Collaboration Product in the Field, as demonstrated by clinically relevant events which are documented and are directly related to the use of Collaboration Product in the Field; provided that the JSC shall, promptly after Seres’ receipt of such notice, commence discussions of and require the Parties to engage in an orderly process in which to wind down the Parties’ activities with respect to Collaboration Product in the Field and in the Territory in compliance with applicable Laws, and further provided that such termination right shall lapse in relation to any such issue if not exercised within [***] following the date on which such issue is identified.  If this Agreement is terminated pursuant to this Section 13.2.1, then subject to applicable Law, applicable data privacy laws, and on Seres’ request, NHSc shall provide Seres with reasonable access to all relevant data relating to the relevant Collaboration Product, to the extent not previously or otherwise provided to Seres for the purposes of Seres obtaining one or more quotations for product liability insurance with respect to future Development and Commercialization of such Collaboration Product.  Upon Seres’ obtaining and providing NHSc evidence of product liability insurance that is substantially equivalent in terms of insured amount and scope of coverage with respect to product liability under a policy that would typically be held by a biopharmaceutical company commercializing similar products for use in similar Fields, which insurance policy(ies) shall name NHSc as an additional insured thereunder, Section 13.3.2 shall apply.

13.2.2Insolvency.  Either Party shall have the right to terminate this Agreement in its entirety upon immediate written notice if the other Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts or has any such petition filed against that is not discharged within [***] of the filing thereof, (vii) commences a voluntary case under the Bankruptcy Code of any country, (viii) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code of any country, (ix) takes any corporate action for the purpose of effecting any of the foregoing, (x) has a proceeding or case commenced against it in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (C) similar relief under the Bankruptcy Code of any country, or an order, judgment or decree approving any of the foregoing is entered and continues unstayed for a period of [***], or (xi) has an order for relief against it entered in an involuntary case under the Bankruptcy Code of any country.

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13.2.3Termination for Material Breach.

(a)Breach.  Subject to Section 13.2.3(b) below, a Party shall have the right to terminate this Agreement in such Party’s sole discretion, upon delivery of written notice to the other Party in the event of any material breach by such other Party of this Agreement, provided that such breach has not been cured within [***] after written notice thereof is given by the terminating Party specifying the nature of the alleged material breach in reasonable detail.  Notwithstanding the foregoing, if such material breach, by its nature cannot be cured within the foregoing cure period or is incurable, but the consequences of such breach can be reasonably alleviated but not within the foregoing cure period, then such cure period shall be extended if, prior to the end of the initial [***] cure period, the non‑terminating Party provides a reasonable written plan for curing or reasonably alleviating the consequences of such material breach and thereafter uses Diligent Efforts to cure or alleviate such material breach in accordance with such written plan; provided that [***].

(b)Disputed Breach.  If a Party disputes in good faith (i) the existence or materiality of a material breach specified in a notice provided by the other Party pursuant to Section 13.2.3(a), (ii) any assertion by the other Party that such Party has failed to cure or reasonably alleviate any such material breach, or (iii) any assertion by the other Party that such Party has failed to use its Diligent Efforts to cure or reasonably alleviate any such material breach in accordance with any relevant written plan, and, in each case, such Party provides notice to the other Party of such dispute within the applicable cure period, the other Party shall not have the right to terminate this Agreement, unless and until the existence of such material breach or failure by such Party has been determined in accordance with Article 14.  It is understood and acknowledged that, subject to Section 13.3, during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.  The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if the arbitrator determines pursuant to Section 14.3 that such payments are to be refunded by one Party to the other Party.

13.2.4Patent Challenge by NHSc.  Seres shall have the right to terminate this Agreement immediately upon written notice if NHSc or its Affiliate challenges in a court of competent jurisdiction, the validity, scope or enforceability of, or otherwise opposes, any Patent included in the Licensed Patents in the Territory (other than in connection with NHSc’s or its Affiliate’s defense of any claim brought against it that is not a claim by Seres that NHSc’s or its Affiliate’s Exploitation of the Licensed Patents is outside the scope of the license hereunder).  If a sublicensee of NHSc or its Affiliate challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the Licensed Patents in the Territory under which such sublicensee is sublicensed (other than in connection with such sublicensee’s defense of any claim brought against it that is not a claim by Seres that such sublicensee’s Exploitation of the Licensed Patents is outside the scope of permitted sublicenses hereunder), shall, upon written notice from Seres, terminate such sublicense.  NHSc and its Affiliates shall use reasonable efforts to include provisions in all agreements under which a Third Party obtains a license under any Patent included in the Licensed Patents providing that, if the sublicensee challenges the

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validity or enforceability of or otherwise opposes any such Patent under which the sublicensee is sublicensed in the manner contemplated in this Section 13.2.4, then NHSc or such Affiliate may terminate such sublicense agreement with such sublicensee, and NHSc or such Affiliate shall, upon request by Seres, enforce such right if such sublicensee breaches such restriction.

13.3Effect of Termination.

13.3.1Milestone License Payments.  In the event of any termination of this Agreement in its entirety by either Party pursuant to Section 13.2, NHSc shall not be obligated to make any Milestone License Payment that would otherwise be owing in respect of any Milestone Event achieved after the terminating Party notifies the other Party in writing of its intention to so terminate; provided, however, that if this Agreement is not ultimately terminated pursuant to such notice, any such Milestone License Payments that would have become due following such notice shall be due and payable at such time as it is determined that such termination shall not occur.

13.3.2Transition to Seres.  Upon the effectiveness of any termination of this Agreement in its entirety:

(a)All rights and licenses granted to NHSc in Article 2 shall terminate, all rights of NHSc under the Licensed Patents and Licensed Know-How shall revert to Seres, and NHSc shall cease all use of the Licensed Patents and Licensed Know-How;

(b)To the extent that NHSc or its Affiliates holds any Regulatory Filings and/or Regulatory Approvals for Collaboration Products in the Territory, all of NHSc’s and its Affiliates’ rights, title and interests therein, shall be assigned and/or transferred to Seres or its designee.  All documents relating to or necessary to further Develop and Commercialize the Collaboration Products in the Field to the extent Controlled by NHSc, as they exist as of the date of such termination, and all of NHSc’s and its Affiliates’ right, title and interest therein and thereto, shall be assigned and transferred to Seres or its designee.  Any existing agreements between NHSc or its Affiliates and any Third Party that are solely or primarily related to the Development or Commercialization of Collaboration Products in the Field, and all of NHSc’s and its Affiliates’ right, title and interest therein and thereto, shall at Seres’ option be terminated or assigned and transferred to Seres or its designee.  NHSc shall provide Seres with one (1) copy of the foregoing documents and filings and all documents and filings contained in or referenced in any such filings, together with the raw and summarized data for any preclinical and clinical trials of the Collaboration Product in the Field (and where reasonably available, electronic copies thereof);

(c)subject to Section 13.3.1, all amounts due or payable to a Party that were accrued, or that arise out of acts or events occurring, prior to the date of termination or expiration shall remain due and payable; but (except as otherwise expressly provided herein) no additional amounts shall be payable based on events occurring after the effective date of such termination or expiration;

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(d)should NHSc or its Affiliates own or control any inventory of any Collaboration Product suitable for use or sale in the Territory, NHSc shall notify Seres in writing and Seres shall have the right (but not the obligation) to purchase such Collaboration Product from NHSc [***], except that NHSc shall be entitled to retain such quantity of any Collaboration Product as it requires in order to (i) comply with the requirements of any Regulatory Authority and (ii) satisfy any binding order for the Collaboration Product from a Third Party entered into by NHSc or any of its Affiliates prior to the date of termination (subject to payment of royalties therefor hereunder).  NHSc, if requested by Seres, shall use reasonable efforts to cause its sublicensees to sell any inventory of Collaboration Products they may own or control to Seres in accordance with and subject to the foregoing terms.  For the avoidance of doubt, the supply of any Collaboration Product by NHSc or any of its Affiliates to any Third Party following the date of termination in satisfaction of any binding order for Collaboration Product from that Third Party entered into by NHSc prior to the date of termination shall not constitute a breach of this Agreement or an infringement of any intellectual property rights Controlled by Seres (provided royalties are paid in respect thereof as provided in this Agreement);

(e)NHSc shall assign (or, if applicable, cause its Affiliate to assign) to Seres all of NHSc’s (and such Affiliates’) right, title and interest in and to any registered or unregistered Trademark, Trademark application or internet domain name that is specific to a Collaboration Product in the Territory, [***], except that, other than in the case of a termination by Seres pursuant to Section 13.2.3 [***];

(f)NHSc shall and hereby does grant to Seres an exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees, under all Patents, trade secrets, know-how and other intellectual property rights Controlled by NHSc or its Affiliates as of the termination date that, absent the license granted in this Section 13.3.2(f), would be infringed by the sale of any Collaboration Products in the Field in any country in the Territory or the Retained Territory, to Manufacture, use, import, sell and offer for sale and otherwise Develop and Commercialize Collaboration Products in the Field in the Territory or the Retained Territory;

(g)NHSc will return to Seres or, upon election of Seres, destroy all Product Literature, samples and other sales or sales training materials in the possession of NHSc and its sales representatives and sales management as promptly as practical after the date of termination;

(h)subject to Section 13.2.1, to the extent permissible pursuant to applicable Laws, NHSc shall transition all Development, Commercialization and other activities undertaken by NHSc and its Affiliates hereunder to Seres or Seres’ designee and shall use Diligent Efforts to cause to be transitioned any such activities undertaken by any of NHSc’s sublicensees.  Notwithstanding the foregoing, NHSc shall only transition any ongoing Development activities undertaken by NHSc or its Affiliates or sublicensees hereunder to Seres or its designee upon Seres’ written notice to NHSc that Seres or its designee intends to continue such Development following the effective time of such termination; and

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(i)unless termination is by Seres pursuant to Section 13.2.3, [***].

13.3.3Further Effects of Termination.  If this Agreement is terminated as provided in Section 13.2, this Agreement shall thereafter become void and have no effect, provided that (i) the following provisions hereof shall survive any such termination and remain in full force and effect in accordance with the terms thereof:  2.1.5, 2.1.6, 2.2, 4.7, 4.8, 8.12, 10.1, 11, 12, 13.3, 13.4, 14.3, 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.9, 15.10, 15.13, 15.14 and 15.15; (ii) such termination shall not relieve either Party of any obligation, or deprive either Party from any benefit, accruing prior thereto, and (iii) such termination shall be without prejudice to the rights and remedies of any party with respect to any antecedent breach of the provisions of this Agreement.

13.4Post-Termination Royalties. Except if this Agreement is terminated by Seres pursuant to Section 13.2.3, as further consideration for the licenses, assignments and transfers set forth in Section 13.3.2, following termination of this Agreement, until NHSc has recouped an amount equal to (i) [***] in respect of all Collaboration Products and (ii) [***] in respect of all Collaboration Products, Seres shall pay to NHSc a royalty of [***] of Net Sales of all Collaboration Products in the Territory, excluding those Net Sales in any Decision Country in which NHSc did not retain its rights under Section 4.1.  Sections [***] shall apply to Seres with respect to such royalties owing by Seres, mutatis mutandis, except that all references in the definition of Net Sales to NHSc shall deemed to refer to Seres and only to Net Sales in the Territory.

13.5NHSc’s Rights in Lieu of Termination.  If NHSc is entitled to terminate this Agreement pursuant to Section 13.2.2 or Section 13.2.3, NHSc may elect either to (i) terminate this Agreement (in which case the applicable provisions of Sections 13.3 and 13.4 shall apply), or (ii) continue this Agreement, subject to the following provisions which shall be effective upon NHSc’s notice of such election pursuant to this clause (ii) (the “NHSc Election Notice”):

13.5.1the licenses and rights granted to NHSc pursuant to Section 2.1 and Section 2.3 shall remain in effect for the duration of the Term.

13.5.2if NHSc is entitled to terminate this Agreement pursuant to 13.2.3 due to Seres’ material breach in respect of one or more of the Collaboration Products, the Affected Product(s) and the Exploitation thereof shall thereafter no longer be within the purview of the JSC.

13.5.3Seres shall assign to NHSc (at NHSc’s option) all Regulatory Filings (including all INDs and BLAs) and Regulatory Approvals relating exclusively to the Affected Products in the Field in the Territory and all related Regulatory Documentation  relating exclusively to the Territory, and Seres shall provide NHSc with one (1) copy of the foregoing documents, together with the raw and summarized data for any preclinical studies and Clinical Trials of such Affected Product(s) in the Field (and where reasonably available, electronic copies thereof).

13.5.4promptly following the provision by NHSc of the NHSc Election Notice, the Parties shall establish a working group comprised of an equal number of representatives of

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each Party, which representatives shall have the requisite seniority, authority and experience level to make recommendations in accordance with this Section 13.5 (the “Transition Working Group” or the “TWG”). The TWG shall meet promptly following its formation to discuss and, as applicable, facilitate the transitioning of then-ongoing Development activities in respect of the Affected Products (as further discussed below) and make recommendations to the Parties with respect thereto. To the extent, following the NHSc Election Notice, there are any then-ongoing Development activities conducted by either Party under any Development Plan which relate exclusively to an Affected Product(s) in the Territory, then Section 13.5.5 shall apply.  If such then-ongoing Development activities relate to an Affected Product in both the Territory and the Retained Territory, then, except as the Parties may otherwise agree taking into consideration the recommendations of the TWG, (x) if NHSc’s termination right in relation to such Affected Product does not relate to a material breach on the part of Seres relating to its conduct of such Development activities, Seres shall complete such then-ongoing Development activities in accordance with this Agreement, or (y) if NHSc’s termination right in relation to such Affected Product does relate to a material breach on the part of Seres relating to its conduct of such Development activities, NHSc shall have the right, at its election and in its discretion, to require the transition of such Development activities to NHSc.  Notwithstanding anything to the contrary contained herein, Seres shall be permitted to continue any Development activity which has been conducted solely by Seres prior to the NHSc Election Notice and which relates exclusively to the Retained Territory and would not reasonably be expected to impact the NHSc Territory.  In furtherance of the foregoing:

(a)If any applicable Development activity is to be continued pursuant to this Section 13.5.4, then the Party that is to conduct such activity, in accordance with the foregoing, shall carry out such activity under the applicable Development Plan then in effect and the Parties shall continue to be responsible for the associated Shared Development Costs under such Development Plan in accordance with the Development Budget included therein and each Party shall retain its rights to use data derived from such Development activity as provided under this Agreement, provided that such Party continues to fund its share of Shared Development Costs of such Development activity in accordance with Section 4.8.

(b)If NHSc elects to have a particular Development activity which has previously been conducted by Seres under the applicable Development Plan transitioned to NHSc in accordance with the foregoing, then Seres shall, at its cost, effect an orderly transition to NHSc or NHSc’s designee of such Development activity.

(c)If NHSc has the right to require the transition of a particular Development activity in respect of an Affected Product to NHSc in accordance with the foregoing, and elects to not exercise such right, then Seres shall have the right (but not the obligation) to continue such Development activity; provided that NHSc shall retain of the rights to use the data derived therefrom as provided in this Agreement if NHSc continues to fund its share of the Shared Development Costs of such Development activity in accordance with Section 4.8.  In the event that Seres decides not to continue such Development activity, Seres shall bear the wind-up costs related thereto.

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13.5.5Seres shall use Diligent Efforts to effect an orderly transition, [***], to NHSc or NHSc’s designee of all Development activities that are undertaken by Seres and its sublicensees pursuant to all Development Plans and that are exclusively related to Development of the Affected Products for Commercialization in the Territory by NHSc and its sublicensees, pursuant to this Agreement.  Notwithstanding the foregoing, Seres shall only transition any ongoing Development activities undertaken by Seres or its sublicensees to NHSc or its designee upon NHSc’s written notice to Seres that NHSc or its designee intends to continue such Development following the effective time of such termination, and Seres shall wind down, as soon as practicable [***], any Development activities in respect of the Affected Products which NHSc does not elect to have so transitioned.

13.5.6at NHSc’s request, Seres shall use Diligent Efforts to terminate or to assign to NHSc or its designated Affiliate any agreement (other than a license agreement) solely relating to the Development, Commercialization or Manufacture of the Affected Products in or for the Territory, provided that such agreement is in effect as of the date of the NHSc Election Notice and in the case of an assignment, if assignment is permitted under the relevant agreement or by the applicable Third Party.  To the extent any such agreement is not terminated or assigned to NHSc, then after the date of the NHSc Election Notice, Seres or its Affiliate shall continue to exercise its rights under and in accordance with such agreement with respect to the Affected Products and the Territory, as directed by and for the benefit of NHSc until such time as NHSc obtains an agreement with such Third Party.

13.5.7NHSc may continue to purchase the Affected Products then Manufactured by Seres for NHSc under and in accordance with the terms of any Development Supply Agreement or Commercial Supply Agreement then in effect for the term of such agreement.  However, if the Commercial Supply Agreement has not yet been executed (which agreement was expected to provide provisions for [***]), unless the Parties enter into the Commercial Supply Agreement [***] after NHSc exercises its rights under this Section 13.5, [***], including providing [***].  Such technology transfer may be implemented by means of [***].  Each such Third Party Manufacturer [***].  Recognizing the importance of [***].

13.5.8Royalties payable to Seres pursuant to Section 8.2.2. or Section 8.3.3, as applicable, with respect to Net Sales of Affected Products from and after the effective date of the NHSc Election Notice shall be reduced by [***]; provided that [***].  Sections [***] shall apply to all such royalties payable pursuant to this Section 13.5.8.  NHSc shall remain obligated to pay Milestone License Payments pursuant to Section 8.2.1 and Section 8.3.1 relating to the Affected Products that become payable after the effective date of the NHSc Election Notice; provided that (a) any Milestone License Payment set forth in Section 8.2.1 or Section 8.3.1 that becomes payable after the effective date of the NHSc Election Notice based upon achievement of a Milestone Event in respect of the receipt of Regulatory Approval for such Affected Products, shall be reduced by [***] and (b) any Milestone License Payment set forth in Section 8.2.1 or Section 8.3.1 that becomes payable after the effective date of the NHSc Election Notice based upon achievement of a Milestone Event other than those referred to in the immediately preceding clause (a) shall be reduced by [***].  Net Sales of Affected Products from and after the effective date of the NHSc Election Notice shall be included for purposes of determining whether any Milestone Event contemplated in Section 8.3.2 or Section 8.4 has been achieved, but for

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purposes of determining whether such Milestone Event has been achieved, the Net Sales of such Affected Products shall be reduced by [***].

13.5.9Nothing herein shall limit NHSc’s rights to pursue damages pursuant to a claim under this Agreement.  In addition, without limiting any rights NHSc may have to pursue damages pursuant to a claim hereunder, NHSc may offset against any amounts payable to Seres pursuant to this Agreement amounts due NHSc for damages which Seres agrees are owed to NHSc or which have been determined to be owed to NHSc pursuant to a final and binding arbitral award obtained pursuant to Section 14.3 or pursuant to a final judgment or order of a court of competent jurisdiction (in each case, subject to the preceding sentence).

13.5.10Except to the extent provided in this Section 13.5, this Agreement shall remain in full force and effect.

13.6Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Seres or NHSc are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code of the United States (or the corresponding provision of any applicable bankruptcy laws of any other country or competent Governmental Authority, as applicable), licenses of right to “intellectual property” as defined under Section 101 of the Bankruptcy Code of the United States (or the corresponding provision of any applicable bankruptcy laws of any other country or competent Governmental Authority, as applicable).  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

ARTICLE 14
DISPUTE RESOLUTION

14.1Elevation of Issues for Resolution.  In the event the Parties or their representatives are unable to agree upon any matter coming before the JSC or any subcommittee or subgroup thereof or in the event of any other dispute or disagreement between the Parties arising from or in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder (each, a “Dispute”), the Parties shall endeavor to resolve such Dispute in accordance with the terms of this Section 14.1.  Upon the receipt of a written notice from one Party to the other Party of the Dispute (the “Notice of Dispute”), authorized representatives of the Parties, each with authority to settle the Dispute, shall endeavor to discuss their respective positions and attempt to resolve the Dispute.  In connection with such discussion, the Parties may agree to confer with one or more mutually acceptable independent Third Party experts having expertise in the relevant subject matter and both Parties shall consider in good faith the views of

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such Third Party(ies).  If for any reason a written agreement signed by both Parties is not reached within [***] of the Notice of Dispute, the Parties shall promptly refer the Dispute to, as appropriate, Seres’ and Nestlé Health Science S.A.’s respective [***] senior officers (the “Senior Officers”), depending on the subject matter of the Dispute, which Senior Officers will have authority to settle the Dispute and shall be charged with resolving such Dispute.  If for any reason a written agreement signed by both Parties has not been reached within [***] after submission to the Senior Officers of such Dispute, the Parties shall promptly refer such Dispute to the respective Chief Executive Officers of Seres and Nestlé Health Science S.A. for resolution.

14.2Casting Votes.  If for any reason any Dispute cannot be resolved in accordance with Section 14.1, then, subject to the remaining provisions of this Section 14.2, (i) Seres shall have final decision making authority with respect to such Dispute if [***], including [***]; provided, in each case, that [***] under this Agreement, and (ii) NHSc shall have final decision making authority with respect to such Dispute if the [***], including the [***]; provided, in each case, that [***] under this Agreement.  The foregoing notwithstanding, Seres and NHSc, as applicable, may not use its final decision-making authority pursuant to this Section 14.2 to: (i) [***].  For the avoidance of doubt, with respect to any matter coming before the JSC or any subcommittee or subgroup thereof for which Seres or NHSc, as applicable, has a casting vote (i.e., final decision making authority), nothing herein will prevent the relevant vote or decision from being taken by Seres or NHSc, as applicable, but such casting vote and resulting decision shall not preclude the other Party from asserting or pursuing as a Related Claim in accordance with Section 14.3 any claim that such decision, or any actions or omissions that are undertaken by or on behalf of Seres or NHSc, as applicable, pursuant to such decision, constitutes a breach of this Agreement.  For the further avoidance of doubt, either Party may commence arbitration under Section 14.3 if the Party believes that the other Party has not properly exercised its final decision-making authority under the terms of this Section 14.2.

14.3Arbitration.  Any Dispute not resolved by an executed written agreement of the Parties in accordance with Section 14.1 or any Dispute about a Party’s proper use of its casting vote in accordance with Section 14.2, as well as any related claims or other disputes arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise (collectively, the “Related Claims”), shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (the “LCIA”) rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause.  The number of arbitrators shall be [***], appointed in accordance with the Rules.  The seat or legal place of arbitration shall be London, England.  The language to be used in the arbitral proceedings shall be English.

(a)Within [***] after the appointment of the arbitrator by the LCIA, the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of: [***].  The arbitrator shall set a date for a hearing, which shall be no later than [***] after the appointment of the arbitrator by the LCIA, for the presentation of evidence and legal arguments concerning each of the issues identified by the Parties; provided, however, that the Parties may jointly agree in writing to extend the foregoing

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deadlines, or the arbitrator may unilaterally extend this deadline if he or she determines in his or her sole discretion that this is required in the interests of justice.

(b)The arbitrator shall use his or her best efforts to rule on each disputed issue within [***] after the completion of the hearing described in Section 14.3(a); provided, however, that the Parties may jointly agree in writing to extend the foregoing deadlines, or the arbitrator may unilaterally extend this deadline if he or she determines in his or her sole discretion that this is required in the interests of justice.  Nothing contained herein shall be construed to permit the arbitrator to: [***]

(c)The arbitration proceedings, the facts and circumstances surrounding the underlying dispute, and any awards issued by the arbitrator shall be kept confidential by the Parties, and the Parties shall work with the arbitrator to take such steps as are reasonably necessary to preserve the confidentiality thereof, except to the extent otherwise required by applicable Law.

(d)The arbitrator shall have the power to grant any remedy or relief that he or she deems just and equitable, including but not limited to [***].  Notwithstanding the foregoing, nothing in this Agreement shall prevent either party from seeking any provisional/preliminary relief (including, but not limited to, injunctions, attachments or other such orders in aid of arbitration) from any court of competent jurisdiction, and any such application to a court for provisional/preliminary relief shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(e)Any award rendered by the arbitrator shall be final and binding on the Parties, and each Party hereto waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal of, or collateral attack against, such award. Judgment upon any awards rendered by the arbitrator may be entered in any court having jurisdiction thereof, including any court having jurisdiction over any of the parties or their assets.

(f)Notwithstanding anything in this Article 14, any dispute to determine [***] shall be [***].

ARTICLE 15
MISCELLANEOUS

15.1Severability.  If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, in any respect in any jurisdiction, the provision (or the relevant part thereof) shall be considered severed from this Agreement and shall not serve to invalidate the remainder of such provision or any other provisions hereof.  The Parties shall make a good faith effort to replace any invalid, illegal or unenforceable provision (or any part thereof) with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.2Notices.  Any notice required or permitted to be given by the Parties pursuant to this Agreement shall be in writing and shall be (i) delivered by hand, (ii) delivered by overnight courier with tracking capabilities, (iii) mailed postage prepaid by first class, registered or

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certified mail, or (iv) transmitted by facsimile or electronic mail, with confirmation copy by mail as provided in (iii), and in each case addressed to the recipient Party as set forth below, unless changed by notice so given:

If to NHSc:
Nestec Ltd.
Avenue Nestlé 55
1800 Vevey
Switzerland
Attention: General Counsel, Nestlé Health Science

with a copy to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: [***]

If to Seres:
Seres Therapeutics, Inc.
215 First Street
Cambridge, MA 02142
Attention: [***]

with a copy to:

Latham & Watkins LLP
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: [***]

(A) with respect to any notice delivered pursuant to clauses (i) or (iv), such notice shall be deemed effective upon submission to such other Party, (B) with respect to any notice delivered pursuant to clause (ii), such notice shall be deemed effective the Business Day following the date of submission to the carrier, and (C) with respect to any notice delivered pursuant to clause (iii), such notice shall be deemed effective [***] after the date of submission of such facsimile or electronic mail, as applicable.  A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 15.2.

15.3Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that (i) either Party may, without the other Party’s consent, but with written notice to the other Party, assign or transfer all of its rights and obligations hereunder to any Affiliate or to a Third Party with whom it completes a Business Combination or to whom it sells substantially

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all of such Party’s assets relating to this Agreement, and (ii) this Section 15.3 shall not limit the rights of a Party to subcontract its obligations or sublicense its rights as otherwise permitted under this Agreement.  The assigning Party shall in any event remain responsible for and liable hereunder with respect to the acts and omissions of the assignee in the performance of this Agreement.  This Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns.  Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non‑assigning non‑transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.  Notwithstanding anything to the contrary in this Agreement, with respect to any intellectual property rights controlled by the acquiring Third Party or its Affiliates (if other than one of the Parties to this Agreement) involved in any Business Combination of either Party, or by a permitted Third Party assignee of a Party, [***].  The Licensed Patents and Licensed Know-How shall [***].  For purposes of this Section 15.3, “Business Combination” means, with respect to a Party, any of the following events: (a) any Third Party (or group of Third Parties acting in concert) acquires, directly or indirectly, shares of such Party representing at least a majority of the voting power (where voting refers to being entitled to vote for the election of directors) then outstanding of such Party; (b) such Party consolidates with or merges into another corporation or entity which is a Third Party, or any corporation or entity which is a Third Party consolidates with or merges into such Party, in either event pursuant to a transaction in which at least a majority of the voting power of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting power of such Party immediately preceding such consolidation or merger; or (c) such Party conveys, transfers, licenses and/or leases all or substantially all of its assets to a Third Party.

15.4Performance by Affiliates.  At a Party’s election, any rights of such Party under this Agreement may be exercised, and any obligations of such Party under this Agreement may be performed, by one or more of its Affiliates; provided, however, that such Party shall at all times remain responsible and liable for the performance or non-performance of its Affiliates as though such performance or non-performance were of the Party itself.

15.5Further Assurances.  Each Party agrees, at its own expense, to do, or procure the doing of, all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents as are reasonably necessary in order to give full effect to this Agreement.

15.6Waivers and Modifications.  No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

15.7Choice of Law.  This Agreement  (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether

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predicated on common law, statute or otherwise) shall be governed by, enforced, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions.  The Parties hereby expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.

15.8Injunctive Relief.  Notwithstanding anything herein to the contrary, each party shall be entitled to seek injunctive relief and specific performance (including but not limited to any relief or recovery under this Agreement) in any court of competent jurisdiction in the world.

15.9Publicity.  Upon execution of this Agreement, the Parties shall issue a press release announcing the existence of this Agreement in a form, and containing substance, to be agreed in good faith between the Parties (such agreement not to be unreasonably withheld or delayed by either Party).  Subject to 11.4, each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.    Each Party shall use all reasonable efforts to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter hereof as soon as reasonably practicable under the circumstances prior to its scheduled release (but in no event less than [***] prior to its scheduled release, unless a shorter period is required to comply with applicable Law under the circumstances).  Each Party shall have the right to expeditiously review and recommend changes to any such announcement and the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure except to the extent such disclosure is required by applicable Law or rules of a securities exchange or the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction.  The contents of any announcement or similar publicity, which has been reviewed and approved by the reviewing Party, (including the press release referred to at the beginning of this Section 15.9) can be re‑released by either Party without a requirement for re‑approval.

15.10Relationship of the Parties.  Each Party is an independent contractor under this Agreement.  Nothing herein is intended or is to be construed so as to constitute Seres and NHSc as partners, agents or joint venturers.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.  There are no express or implied third party beneficiaries hereunder.

15.11Entire Agreement.  The Parties and Nestlé Health Science SA agree that this Agreement and the attached Exhibits constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and hereby supersedes all prior negotiations, representations, agreements and understandings (whether written or verbal) regarding the same, including the Amended and Restated Confidential Disclosure Agreement, dated as of October 30, 2014, between Seres (f/k/a Seres Health, Inc.) and Nestlé Health Science SA (the “Prior CDA”).  Each Party acknowledges that in entering into this Agreement it has not relied on, nor shall it be entitled to rely upon, any representation, warranty, collateral contract or other assurances made by or on behalf of the other Party except for those which are expressly set forth in this Agreement.

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Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

15.12Counterparts.  This Agreement may be executed in two or more counterparts, including counterparts delivered by facsimile or other electronic transmission, with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall together constitute one and the same instrument.

15.13Exports.  Each Party agrees not to export or re‑export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

15.14Amendments.  Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorized representatives of each of the Parties.

15.15Interpretation.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any applicable Laws herein will be construed as referring to such Laws as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto relating to such terms except as such Party may determine in such Party’s sole discretion, (vi) all references herein to Sections or Exhibits will be construed to refer to Sections and Exhibits to this Agreement, (vii) the word “days” means calendar days unless otherwise specified, (viii) except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S., and (ix) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.  The language in this Agreement is to be construed in all cases according to its fair meaning.

[Signature page follows]

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Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

Seres therapeutics, inc.

By:	/s/ Roger Pomerantz
(Signature)

Name:	Roger Pomerantz

Title:	President, CEO and Chairman

Nestec ltd.

By:	/s/ Claudio Vuoni
(Signature)

Name:	Claudio Vuoni

Title:	General Counsel NHSc

Solely for purposes of Section 15.11:

NESTLÉ health science sa

By:	/s/ Claudio Vuoni
(Signature)

Name:	Claudio Vuoni

Title:	General Counsel

[Signature page to Collaboration and License Agreement]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit A

Description of SER-109

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit B

Description of SER-262

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit C

Description of SER-287

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit D

Description of SER-301

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit E

Elements of Global Development Plan

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit F

Licensed Patents

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]		[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

TITLE	COUNTRY	STATUS	MATTER-SUB MATTER TYPE	APPLICATION NUMBER	FILING DATE	NATIONAL ENTRY DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

Exhibit G

Core Countries

[***]

Confidential Treatment RequestedUnder 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2